Exhibit 3.1

Consolidated Text of the Purchase Agreement for Shares of Banco Santander Colombia S.A. and Other Companies

BETWEEN
Banco Santander, S.A.
As seller

AND

Corpbanca
AND
Inversiones Corpgroup Interhold Limitada
As buyers

Bogotá D.C., December 6, 2011 (including the modifications agreed to by the parties on February 21, 2012)

TABLE OF CONTENTS

THE PARTIES

MANIFEST AND DECLARE

CLAUSES

1.	PURPOSE

2.	PRICE

2.1	Amount

2.2	Confirmation of Net Book Value

2.3	Payment

3.	CONDITIONS PRECEDENT

3.1	Conditions

3.2	Commitment of the Parties in Regard to the Conditions

3.3	Lack of Fulfillment of the Conditions Precedent by One or More Affiliate Companies

3.4	Management of the Company through the First Closing Date

3.4.1	Management of Company and Affiliate Companies through the First Closing Date

3.4.2	Books

3.5	Ongoing Reporting to the Buyers

4.	CLOSING

4.1	Fulfillment of the Conditions Precedent

4.2	Execution of the First Closing

4.3	Rights and Obligations of the Buyers Between the First and Second Closing

4.4	Financing Close

4.5	Execution of the Second Closing

5.	TERMS OF THE PURCHASE

5.1	Reciprocal Declarations and Warranties

5.2	Declarations and Warranties Regarding the Shares

5.3	Absence of Other Declarations and Warranties

6.	INCIDENTS OF NON-COMPLIANCE

6.1	Non-Compliance with Declarations and Warranties and Regarding the Shares

6.2	Other Incidents of Non-Compliance

7.	OTHER OBLIGATIONS OF THE PARTIES

7.1	Board Members and Personnel

7.2	Removal of Distinctive Signs of the Seller Group

7.3	Technological Cooperation

7.3.1	Maintenance of Current Contracts with the Seller Group

7.3.2	Migration of Services

7.4	Universia Colombia S.A.S.

7.5	Rights and Obligations of the Buyers. Joint and Several Guarantee of Buyer 2

7.6	Acquisition of Additional Shares of the Company

8.	TERMINATION

8.1	Grounds

8.2	Effects

9.	MISCELLANEOUS

9.1	Announcements and Publicity

9.2	Severability

9.3	Transfer. Rights of Third Parties

9.4	Payments. Late Payment Interest. Currency

9.5	Taxes and Expenses

10.	APPLICABLE LAW

11.	ARBITRATION

In Bogotá D.C., on December 6, 2011,

THE PARTIES

I.	Banco Santander, S.A. (the “Seller”), a Spanish company domiciled at Paseo de Pereda, 9-12, Santander, Spain, Spanish taxpayer ID number A-39.000.013;

II.	Corpbanca (“Buyer 1”), a Chilean company domiciled at Calle Rosario Norte, 660, Las Condes, Santiago, Chile, Chilean taxpayer ID number 97.023.000-9; and

III.
Inversiones Corpgroup Interhold Limitada (“Buyer 2” and, together with Buyer 1, the “Buyers”), a Chilean company domiciled at Calle Rosario Norte, 660, 23rd floor, Las Condes, Santiago, Chile, Chilean taxpayer ID number 96.758.830-K; a company that was modified from a corporation to a limited liability company and changed its name from Corp Group Interhold S.A. to its current one (Inversiones Corpgroup Interhold Limitada) through the public deed issued before the notary public of Santiago de Chile, D. Gustavo Montero Marti, on January 19, 2012, under notary archive number 758/2012.

The Buyers and Seller shall be referred to as the “Parties.” The two Buyers shall be considered as a single Party for all purposes unless indicated otherwise in this Agreement.

MANIFEST AND DECLARE

I.
Company. That Banco Santander Colombia S.A. (the “Company”) is a Colombian corporation with Colombian tax identity number 890903937-0, whose subscribed and paid share capital is 218,730,748,224.31 Colombian pesos (“Pesos” or “COP”) divided into 416,542,721 ordinary and nominative shares with a par value of COP 525.11, each and which are admitted for trading on the Colombian Stock Exchange (Bolsa de Valores de Colombia S.A., “BVC”) with the code “BSA”;

II.
Shares of the Company Owned by the Seller Group. That the Seller is the owner of 407,601,419 shares of the Company (the “Initial Shares”) indirectly through its affiliates (other from the Affiliate Companies listed below), which represent approximately 97.85% of the Company’s share capital as presented below:

Sellers	Number of shares of the company	Approx. % of the company’s share capital
Administración de Bancos Latinoamericanos Santander, S.L.	339,621,719	81.5335%
Santander Investment I, S.A.	62,944,874	15.1113%
Santander Bank & Trust Ltd.	5,034,826	1.2087%
Total	407,601,419	97.8534%

III.
Interests in other companies. In addition, the Seller’s Group and persons linked to the Seller’s Group (along with the companies of the Seller’s group referred to in Exhibit II that are shareholders in the Company, the “Selling Parties”) are the owners of the following shares and interests (the “Shares of the Affiliates To Be Sold”) in the following companies (the “Affiliate Companies”):

Affiliate Companies	Number of shares of affiliates to be sold	Approx. % of share capital of the affiliate company
Santander Investment Valores Colombia S.A., Commissioned Agent of the Stock Exchange (“Santander Investment Valores”)	75,900	5.0600%
Santander Investment Colombia S.A. (“Santander Investment Colombia”)	28,523,976	100%
Santander Investment Trust Colombia S.A., Trust Company (“Santander Investment Trust”)	7,097,510	94.5009%
Agencia de Seguros Santander Limitada (“Insurance Agency”)	116,369	99.9991%

As is indicated in Clause 5.2(B), the Shares of the Affiliates to be Sold represent, along with the representative shares of the share capital of the Affiliate Companies, 100% of the share capital of the Affiliate Companies owned by the Company and the Affiliate Companies;

IV.	Purchase prior to the de-listing of the Company’s shares.

(a)
That the Buyers are interested in acquiring the Initial Shares and the Shares of the Affiliates to be Sold and the Seller is interested in having the Selling Parties sell the Initial Shares and the Shares of the Affiliates to be Sold. The Seller has confirmed with the remaining entities of its group, which are Selling Parties, their interest in selling in the terms established in this agreement, the Shares that they directly own;

(b)
That the Buyers and Seller wish to cancel the registration of the shares of the Company in the BVC as a previous step and condition precedent for the purchase in accordance with Article 5.2.6.1.2 and Decree 2555 of 2010 of the Ministry of Finance and Public Credit of the Republic of Colombia (“Decree 2555”);

(c)
That, as part of that cancellation, and in accordance with Decree 2555, the Seller is willing to promote (directly or through an affiliate company) the takeover bid necessary for 100% of the shares of the Company, excluding the Initial Shares ( the “de-listing takeover bid”);

(d)
That Buyer 2 is interested in acquiring and the Seller (directly or through the affiliate company or companies that promoted the de-listing takeover bid) is interested in selling or having the Selling Persons sell to Buyer 2 any shares of the Company that are sold to the Seller group in the de-listing takeover bid (the “Additional Shares” and, together with the Initial Shares, the “Company Shares” and, together with the Initial Shares and the Shares of the Affiliates to be Sold, the “Shares”). The company that owns the Additional Shares also shall be considered a Selling Person;

(e)
That the Parties establish that the price per share of the Company for which they intend the de-listing takeover bid to be formulated shall be equal to that of the purchase of the Shares of the Company among the Parties with the sole difference that could be produced by interest accrued as a result of the purchase between the Parties coming after the de-listing takeover bid; but that that price of the takeover bid shall be set in accordance with the rules set out in Colombian legislation for de-listing takeover bids; and

V.	That, in view of the above, the Parties agree to enter into this agreement (the “Agreement”), consenting to the following:

CLAUSES

1. PURPOSE

By virtue of this Agreement and in the terms of and subject to the conditions established herein, the Buyers agree to purchase and pay the Selling Parties and the Seller agrees that the Selling Parties shall sell the Shares to the Buyers in accordance with the following distribution:

(A)	Buyer 1 shall buy from the Selling Parties the Shares listed in Parts A and B of Appendix 1.

(B)	Buyer 2 shall buy from the Selling Parties the Shares listed in Part C of Appendix 1 and the Additional Shares.

The purchase shall be completed in two closings (First Closing and Second Closing as per Clause 4) as is established in Clause 4. The shares listed in Part A of Appendix 1 shall be called “Shares to Transfer in the First Closing.” The Shares listed in Parts B and C of Appendix 1 shall be called “Shares to Transfer in the Second Closing.” Each group of Shares in which the Buyer, Selling Person and Closing (i.e. First or Second Closing) coincide shall be considered a “Block of Shares.”

Each Party may, as per the requirements listed in Clause 9.3, appoint a company from its Group to carry out any of the actions in accordance with this Agreement including all or part of the purchase of Shares.

2. PRICE

2.1 Amount

The Buyers agree to pay the Selling Parties a price in United States dollars (“Dollars” or “USD”) equal to the result of adding:

(A)
A base amount that shall be equal to: (i) in the case of the Initial Shares and the Shares of the Affiliates to Be Sold, the price in Dollars listed for each Block of Shares in Appendix 1 (the “Base Price per Block”) and (ii) in the case of the Additional Shares, the product from multiplying the number of Additional Shares by a price in Dollars per Company Share equal to USD 2.8 (the “Base Price per Additional Share”). (The group of Additional Shares shall be considered a Block of Shares and the result indicated also shall have the status of Base Price per Block and shall remain, for the avoidance of doubt, subject in its case to any reduction that may arise in accordance with Clause 2.2);

(B)
plus an amount equal to the interests accrued in accordance with the calculation method established in Appendix 2.1, at an interest rate equal to the 6-month Libor-Dollar rate plus 100 base points over the amounts referred to in Clause 2.1.(A) from December 1, 2011 through the Closing Date (which is defined in Clause 4) in which the corresponding Share Block is transferred.

The result of the above sum shall be the “Final Block Price” for the Share Block in question. If this result has more than two decimals, the Final Block Price shall be rounded up or down to the closest second decimal of the result of that addition and subtraction.

2.2 Confirmation of Net Book Value

The Seller has provided the Buyers on this date with a certificate regarding the net book value of the Company and the Affiliate Companies. A copy of said certificate is attached as Appendix 2.2.1 (the net book value of $440 million Dollars indicated in the document, the “Base Net Book Value”).

The parties agree that Deloitte shall carry out a limited review of the balance sheets of the Company and the Affiliate Companies as of October 31, 2011 prior to the First Closing Date and shall issue a limited review report in accordance with the model attached as Appendix 2.2.2 (the “Deloitte Report”). If the Deloitte Report indicates that the net book value of the Company and Affiliate Companies as of October 31, 2011 calculated as indicated in the certificate (the amount calculated by Deloitte, the “Revised Net Book Value”) is lower than the Base Net Book Value, the Share Block Base Price shall be reduced, multiplying it by a ratio equal to the result of dividing the Revised Net Book Value by the Net Book Value.

The Deloitte Report shall be final and binding for both parties, and the Block Base Price for the Share Blocks cannot be reviewed or adjusted for any reason, nor may the conclusions of the Deloitte Report be subject to review.

2.3 Payment

The Buyers agree to pay the Selling Parties:

(A)
No later than the First Closing Date the amount obtained from adding the Final Price per Block of all of the Share Blocks that comprise the Shares to be Transferred in the First Closing in dollars; and

(B)
No later than the Second Closing Date the dollar amount obtained by adding the Final Price per Block of all of the Share Blocks that comprise the Shares to be Transferred in the Second Closing (including, for the avoidance of doubt, those corresponding to Additional Shares, which shall include the amount that corresponds as per Clause 3.2.(B).(ii)).

Payment shall be made as outlined in Clause 4.

3. CONDITIONS PRECEDENT

3.1 Conditions

The Buyers’ obligation to purchase and pay for the Shares from the Selling Parties and the Seller’s obligation to ensure that the Selling Parties sell the Shares to the Buyer are conditioned on the fulfillment of each and every one of the following conditions, which are precedent in nature (the “Conditions Precedent”):

(A)
The authorization, as necessary for the two Closings (as defined in Clause 4) under the terms provided for in this agreement, (i) by the Financial Superintendency of Colombia (the “SFC”) of the acquisition of the Shares and takeover of the Company and Affiliate Companies by the Buyers in the terms established in this Agreement and (ii) by the BVC of the acquisition of the Shares representing the share capital of Santander Investment Valores and the assumption of control of Santander Investment Valores by the Buyers as per the terms established in this Agreement;

(B)
The authorization, as necessary for the two Closings under the terms of this Agreement by the Superintendency of Banks and Financial Institutions of Chile (the “SBIF”), by the Superintendency of Securities and Insurance of Chile (the “SVS”) and by Chile’s Central Bank (the “BCCH”) of the acquisition of the Shares and takeover of the Company and the Affiliate Companies by the Buyers as per the terms established in this agreement; and

(C)
The effective cancellation of the listing of the shares of the Company in the BVC (or, if it occurs prior to that point, the possibility that the Buyers shall acquire the Shares of the Company from the Selling Parties without the need for a takeover bid by one of the Buyers).

3.2 Commitment of the Parties in Regard to the Conditions

(A)
The obligations in regard to authorization by the SFC, BVC, SBIF, SVS and BCCH. The Buyers agree to carry out (or ensure that someone carries out) in good faith the acts or legal business under its control or under the control of its Group (as defined below) and that are necessary for the Conditions Precedent established in Clauses 3.1.(A) and 3.1.(B) to be met as soon as reasonably possible following the signing of this Agreement and, in any case, no later than the Deadline (as established in Clause 8.1).

For the purposes of this Agreement, “Group” is defined as a company and all of the entities under its control, though it is understood that any reference to the Selling Group or the Seller’s Group does not include the Company or the Affiliate Companies unless otherwise indicated.

Obligations in relation to the de-listing of the shares of the Company. The Seller is required to carry out (or ensure that someone carries out) in good faith as many acts or legal business as are under its control or that of its Group as necessary for the Condition Precedent established in Clause 3.1.(C) to be met as soon as reasonably possible following the signing of this Agreement and, in any case, no later than the Deadline.

Specifically, the Seller agrees to do the following as soon as reasonably possible:

(i)
Call a general assembly of the Company to decide on the cancellation of the listing of the shares of the Company in the BVC and have the general assembly vote in favor of that cancellation for the Initial Shares;

(ii)
(1) request (or have one or more affiliates request) of the SFC (a) the assessment of the adequacy and independence of the entity proposed to value and indicate the price per share for which the de-listing takeover bid should be formulated in accordance with Decree 2555 and (b) following the authorization for formulating the de-listing takeover bid for the indicated price and (2) once the authorization from the SFC is obtained, formulate (or have one or more affiliates formulate) the de-listing takeover bid at the price indicated.

The Parties agree that the de-listing takeover bid shall be formulated at the highest of the following prices: (1) the amount resulting from adding the Additional Share Base Price (for the avoidance of doubt, it may be completed in accordance with Clause 2.2),  the amount equivalent to the interest established in Clause 2.1.(B) that is accrued over the Additional Share Base Price between December 1, 2011 and the time at which the de-listing takeover bid price is to be set (if the result has more than two decimals, it shall be rounded up or down to the closest second decimal) and (2) the price determined by the evaluator for the de-listing takeover bid as per Decree 2555. If the price indicated in (2) is higher than that indicated in (1), the Final Price per Block to be paid by Buyer 2 for the Additional Shares at the Second Closing Date shall be increased by 50% of the positive difference resulting from subtracting the price listed in (1) (converted to dollars for these purposes, applying the “representative market rate” for the dollar/peso on the date of adjudication of the de-listing takeover bid) to the price indicated in (2); and

(iii)
If the right to withdrawal applies as a result of the agreement of the assembly that approves the de-listing, ensure that the Company respects the right to withdrawal at the price per share as per Colombian law.

Both parties agree not to execute transactions involving the shares of the Company that might place the de-listing takeover bid or a possible exercise of the right to withdrawal at a price higher than the one indicated in Clauses 3.2.(B).(ii) and 3.2.(B).(iii).

(B)
General Obligation of Collaboration. Notwithstanding the responsibility of the Buyers and Seller regarding the obligations established in Clauses 3.2.(A) and 3.2.(B), respectively, in regard to the Conditions Precedent, the Parties shall work together to execute the procedures, notifications, and registrations necessary for the fulfillment of the Conditions Precedent as soon as reasonably possible and shall keep themselves informed of the progress made in regard to the Conditions Precedent in a timely manner.

3.3	Lack of Fulfillment of the Conditions Precedent by One or More Affiliate Companies

The Parties agree that the lack of authorization for the acquisition of the Shares that are representative of the share capital of one or several of the Affiliate Companies or takeover of one or more of these companies by the Buyers by any authority expressed in Clauses 3.1.(A) and 3.1.(B) that should authorize that acquisition or takeover, shall not imply that the Parties are not required to execute the purchase of the Company Shares. To this end, they agree to the following:

(A)
In the event of a lack of authorization for the acquisition of the Shares of one or more of the Affiliate Companies, the obligation of Buyer 1 to acquire them shall be replaced by the obligation of Buyer 2 to acquire them, mutatis mutandis, under the same terms established in this Agreement for their acquisition by Buyer 1;

(B)
The Buyers shall consider requests for authorization and the other acts and procedures aimed at meeting the Conditions Precedent set out in Clauses 3.1.(A) and 3.1.(B) such that said Conditions Precedent can be met with regard to the Company even if they are not simultaneously met in regard to the acquisition of the Shares that are representative of the share capital of each Affiliate Company by the Buyer or the takeover of those entities by the Buyers. In addition, if the Seller requests it and to the degree that it is reasonably possible, requests for authorization and other acts and procedures aimed at ensuring the fulfillment of the Conditions Precedent set out in Clauses 3.1.(A) and 3.1.(B) shall be completed in case this authorization for the acquisition by Buyer 1 of the Shares of the Affiliates to be Sold is not granted so that the acquisition by Buyer 2 is authorized;

(C)
If the Conditions Precedent set out in Clauses 3.1.(A) and 3.1.(B) are met, except in regard to the acquisition by the Buyers of the Shares that are representative of the share capital of one or more of the Affiliate Companies or the takeover of one or more Affiliate Companies by the Buyers, and the Condition Precedent established in Clause 3.1.(C) is also met, the Parties shall proceed with the closing of the purchase of all of the Shares except for the Shares representing the share capital of the Affiliate Companies with regard to which the Conditions Precedent set out in Clauses 3.1.(A) and 3.1.(B) have not been met such that:

(i)
On the Closing Dates, the purchase of all of the Shares should be carried out with the exception of the Shares that are representative of the share capital of the Affiliate Companies for which the Conditions Precedent set out in Clauses 3.1.(A) and 3.1.(B) have not been met as of that date, and the Selling Parties shall be paid for all of the Shares except for the Shares that are representative of the share capital of the Affiliate Companies for which compliance with the Conditions Precedent set out in Clauses 3.1.(A) and 3.1.(B) has not been met as of that date (the Affiliate Companies for which the sale of Shares is not produced at the Closings in accordance with the above, the “Pending Affiliate Companies”);

(ii)
The Parties shall carry out a later closing for the transfer of the Shares of each Pending Affiliate Company regarding which compliance with the Conditions Precedent set out in Clauses 3.1.(A) and 3.1.(B) is obtained no later than the Deadline (as defined in Clause 8.1). In each later closing, the purchase of the Shares that are representative of the share capital of a Pending Affiliate Company regarding which compliance of the Conditions Precedent set out in Clauses 3.1.(A) and 3.1.(B) shall be completed and the Selling Parties shall be paid for all of the Shares representative of the share capital of that Pending Affiliate Company. In that case, the closings and purchase agreements shall result in the mutatis mutandis application of the provisions established regarding the Closings and Closing Dates in this Agreement (with the sole difference that those purchase agreements shall take place at a single closing that shall take place within a period following the fulfillment of the Conditions Precedent regarding the Pending Affiliate Companies in question similar to that between the fulfillment of the Conditions Precedent and First Closing). For the avoidance of doubt, it is established that only one Financing Closing shall be held (as per the terms laid out in Clause 4.4 and that the financing shall not decrease due to the existence of one or more Pending Affiliate Companies);

(iii)
If the Conditions Precedent set out in Clauses 3.1.(A) and 3.1.(B) regarding a Pending Affiliate Company (the “Excluded Affiliate Companies”) are not met by the Deadline, (1) that circumstance shall not grant the right to terminate this Agreement or terminate the purchase of Shares other than the Shares representative of those Excluded Affiliate Companies; (2) if the failure to comply with the Conditions Precedent set out in Clauses 3.1.(A) and 3.1.(B) in regard to the acquisition by the Buyers of the Shares representative of the share capital of the Excluded Affiliate Companies and the takeover of them by the Buyers was due to the non-compliance of a Party, the other Party may, in addition to demanding payment of damages, (a) demand specific compliance or (b) decide to leave this Agreement without effect for the section in which the purchase of the Shares representative of the share capital of the Excluded Affiliate Companies is mentioned; and (3) except as provided for in paragraph (2)(a) of this Clause 3.3.(C).(iii), this Agreement shall be left without effect in the section that refers to the purchase of the Shares representative of the share capital of the Excluded Affiliate Companies. For the avoidance of doubt, the Parties state that it shall not be considered a breach of contract if a Party has not received a negative or affirmative response from a regulatory agency by the Deadline as to the proposed acquisition if that Party has met the obligations stipulated for that in Clauses 3.2 and 3.3; and

(iv)
If (i) the Company or Affiliate Companies that are not Excluded Affiliate Companies (the “Included Affiliate Companies”) have shareholdings in the Excluded Affiliate Companies or (ii) the Excluded Affiliate Companies have shareholdings in the Included Affiliate Companies, the Parties shall apply the prices per share that result from the prices by Block included in Appendix 1, in the transactions necessary so that (a) the totality of the share capital of the Included Affiliate Companies remain the property of the Buyers Group and (b) the totality of the share capital of the Excluded Affiliate Companies remains the property of the Selling Group.

3.4 Management of the Company through the First Closing Date

The Seller undertakes to obtain compliance by the Company and Affiliate Companies with the agreements listed below from the date of this Agreement through the First Closing Date (and, in the case of the Pending Affiliate Companies, through the date in which the respective closing occurs or the point at which they become Excluded Affiliate Companies):

3.4.1	Management of Company and Affiliate Companies through the First Closing Date

The Company and Affiliate Companies shall continue to manage and carry out their business as they have done to date and shall not engage in any act or transaction outside of the normal course of their business.

The previous paragraph notwithstanding, the Company and Affiliate Companies shall abstain from:

(A)
Issuing or selling or agreeing to issue or sell shares, securities convertible in shares, securities representative of capital, be they paid or unpaid, or options for shares of the Company or Affiliate Companies;

(B)	Making changes to their statutes;

(C)
Signing any new contract or assuming new obligations with any related party who is part of the Selling Group ((i) although, to avoid doubt, from the date of the signing through the First Closing Date, the technology contracts that Clause 7.3 outlines can be renewed as per that Clause and (ii) except for contracts aimed at meeting the Conditions Precedent which, in any case, shall be signed under market conditions);

(D)
Merging, acquiring control of another company (except as a result of the execution of guarantees) or taking any measure meant to effect any of said actions through requirement or negotiation, be it direct or indirect, through the signing of an agreement that establishes obligations in that sense or in any other manner;

(E)	Creating affiliates;

(F)	Undertaking new obligations or responsibilities, real or contingent, outside of the normal course of their business or in terms or conditions other than those of the market;

(G)
Selling, ceding or encumbering, exercising rights, options or abstaining from doing so regarding any of its key assets including shareholdings in other Affiliate Companies or other assets if the acts do not correspond to acts within the habitual course of the business of the Company or Affiliate Companies or are effected in terms or conditions other than those of the market;

(H)
Modifying work or service contracts or increasing the salaries or fees of executives, consultants or advisors in terms outside of the normal course of business of the Company or Affiliate Companies in terms or conditions other than those of the market;

(I)
Appointing new executives to management positions, terminating executives in management positions or substantially modifying the functions of the executives currently employed (though, for the avoidance of doubt, from the date of signing, the company may prepare the exit of members of the Board of Directors and expatriate personnel from the Selling Group in concert with the Buying Group);

(J)	Paying bonuses or compensation to executives and employees outside of the normal course of business of the respective company or in terms or conditions other than those of the market;

(K)	Distributing or paying any dividend or effecting any distribution against or regarding its capital in cash, securities or assets or remove any part of said capital;

(L)	Initiating legal actions or reaching agreements regarding legal proceedings outside of the normal course of business of the Company or Affiliate Companies;

(M)	Making changes in their methods, principles, practices or accounting policies; nor

(N)
Granting (i) new credit operations individually exceeding 5,000,000 dollars or (ii) new financial investment operations, purchases of fixed assets and special contracts involving obligations for the Company individually exceeding 5,000,000 dollars.

That which is set out in the preceding paragraphs of this Clause 3.4 shall not impede the Selling Group, Company or Affiliate Companies from carrying out any actions that (i) are required as per applicable regulations; (ii) are required by obligations assumed with third parties prior to the signing of this Agreement; (iii) are necessary for the fulfillment of this Agreement; (iv) involve a capital increase for the Affiliate Companies through an increase of the face value of the shares issued by those Affiliate Companies (that is, without issuing new shares) with capitalization of a share premium or reserves; or (v) are authorized in writing by the Buyers or Buyers’ Representatives (as defined in Clause 3.5). For the avoidance of doubt, the Parties expressly state that the modification of this Agreement agreed to on February 21, 2012 does not affect or invalidate in any way the authorizations of the Buyers or Buyers’ Representatives granted as per section (v) of this paragraph.

3.4.2	Books

The Company and Affiliate Companies shall handle all of the books and accounts of the boards, committees and general assemblies of shareholders, and other records required by applicable regulations in a habitual, regular and normal manner and in accordance with the same.

3.5 Ongoing Reporting to the Buyers

The Buyers shall have the right to appoint two people (each of them a “Buyers’ Representative”) whom the Company and Affiliate Companies shall maintain reasonably informed on a continual basis regarding the management of the business of the Company and Affiliate Companies. The Buyers’ Representatives shall have the assistance of up to ten people appointed by the Buyers who, at their expense, shall have access to that information and shall collaborate with the Buyers’ Representatives on their obligations. For the avoidance of doubt, the information provided to the Buyers’ Representatives or their assistants shall not include aspects whose disclosure is not allowed as per applicable regulations.

As part of the previous commitment, the Seller shall ensure that beginning on the date of this Agreement, the Buyers’ Representatives shall be invited to the meetings of the Company’s Board of Directors and committees and shall receive the same information as the Company’s board members for said meetings except where applicable regulations state that it cannot be disclosed to individuals who do not form part of the Company.

Also, as soon as reasonably possible and wherever legally possible (including where the Buyers have secured the regulatory authorizations necessary for that appointment and not leading to the designation that any of the Parties is obligated to form a takeover bid to acquire the Company Shares), the Seller shall ensure that the Company and Affiliate Companies promote the appointment of the Buyers’ Representatives as members of the Boards of the Company and Affiliate Companies. The Buyers’ Representatives shall not represent more than a minority of the Boards on which they serve in the Company or Affiliate Companies until the First Closing Date.

The statements contained in the previous paragraph notwithstanding, the Parties agree that the appointment of Buyers’ Representatives to the Company’s Board of Directors shall only be carried out prior to the First Closing Date if possible in the terms listed above to proceed to that appointment in the general assembly that must reach a decision regarding the de-listing of the Company’s shares.

The obligations of the Seller as per Clause 3.5 shall only apply through the First Closing Date (except where established in Clause 4.3.(D).

4. CLOSING

4.1 Fulfillment of the Conditions Precedent

The closing of the purchase of the Shares shall be carried out through two closings:

(A)	If the Conditions Precedent are completed no later than March 30, 2012:

(i)
The First Closing (“First Closing”) shall take place on the first of the following two dates (the “First Closing Date”): (1) the Business Day reported by the Seller to the Buyers at least two Business Days in advance between the seven days following the date on which the Conditions Precedent are met and (2) March 30, 2012. For the purposes of this Agreement, except where otherwise noted, the term “Business Day” means any day other than Saturday and Sunday when the banks are open and operating in the cities of  Bogotá D.C. (Colombia), New York (United States of America) and Santiago (Chile); and

(ii)
The Second Closing (the “Second Closing” and, together with the First Closing, the “Closings”) shall take place on the date that the Buyers must select (the “Second Closing Date” and, together with the First Closing Date, the “Closing Dates”) and which can be any Business Day after the First Closing Date and before July 27, 2012; and

(B)	If the Conditions Precedent are met after March 30, 2012:

(i)
The First Closing ( “First Closing”) shall take place on the Business Day stated by the Seller to the Buyers at least two Business Days ahead of time chosen from one of the seven days following the day the Conditions Precedent are met; and

(ii)
The Second Closing (“Second Closing” and together with the First Closing, the “Closings”) may take place on any Business Day after the First Closing Date and no later than the two dates described herein (1) July 27, 2012 and (2) the day that marks two months from the fulfillment of the Conditions Precedent though the Second Closing Date must be communicated to the Seller at least seven days from the Second Closing Date. Specifically, and though the Second Closing should take place within the period listed in the previous sentence, the Buyers shall make their best effort to ensure that the period between the Second Closing and the First Closing is as short as possible and particularly for the Second Closing to take place as soon as possible once the capital increase that Buyer 1 plans to carry out in regard to the first transaction is completed.

4.2 Execution of the First Closing

The First Closing shall take place in Bogotá D.C. (Colombia) in the Company’s offices (at Carrera 7, 99-53, Bogotá D.C., Colombia) at approximately 9 a.m. local time in Bogotá D.C. (Colombia), unless the Parties agree to another location and notwithstanding the actions listed below, which should take place in other locations.

The Parties agree to carry out all of the following actions on the First Closing Date without any taking effect if they are not all completed on the First Closing Date:

(A)
The Buyers and Selling Parties shall sign the title transfer for the purchase of the Shares to be Transferred in the First Closing in accordance with applicable regulations (although the provisions of this Agreement shall prevail among the Parties and between the Buyers and Selling Parties);

(B)
The Buyers shall pay the Selling Parties the amount equal to adding the Final Price per Block of the Share Blocks covered in the Shares to be Transferred in the First Closing (the “Price of the First Closing”).

The Price of the First Closing shall be paid by the Buyers through a deposit in the New York (United States of America) account that the Seller indicates with freely available funds to the Selling Parties on the First Closing Date for the Dollar amount equal to the Price of the First Closing (subject only to the withholding that, as applicable, had to be borne by the Selling Parties as per Clauses 9.4 and 9.5); and

(C)
Once the amount due as per Clause 4.2.(B) is received by the Selling Parties (but simultaneous to that reception), the Seller shall have the Selling Parties transfer the Shares to be Transferred in the First Closing to the Buyers. Said shares shall be free of burdens as per the distribution listed in Clause 1.  For the purposes of this Agreement, “Burden” is understood as any burden, encumbrance, limitation on ownership, options, contractual rights that limit the availability and payment of dividends and right to vote, preferential right or usufruct except for those burdens, encumbrances, limitations on ownership, options, contractual rights that limit the availability and payment of dividends or right to vote, preferential rights or usufruct that may derive from the corporate statutes of the Company or other documents of corporate formation of the Company or Affiliate Companies or any other regulation.

4.3	Rights and Obligations of the Buyers Between the First and Second Closing

(A)
From the First Closing Date through the Second Closing Date, the Buyers, as majority shareholders in the Company, in Santander Investment Valores and in Santander Investment Trust shall have the right to organize and direct the management of the Company, Santander Investment Valores and Santander Investment Trust.

(B)
From the First Closing Date through the Second Closing Date, the composition of the Board of the Company shall be adjusted to the following rules as soon as legally possible (including the Buyers having obtained the regulatory authorizations necessary to appoint the individuals designated at their suggestion):

(i)	The total number of Board members shall be nine;

(ii)
The Buyers shall have the right to have up to 5 board members (including those already appointed in the general assembly of January 13, 2012) appointed at their request. Two of these members should be independent. If the requirement of independent Board members of the Company in accordance with applicable regulations (including those of the stock markets in which they may be admitted to trade instruments issued by the Company) is 2 independent members, only one of the members appointed by the Buyers shall be independent and if the requirement for independent members in the Company in accordance with applicable regulations  (including those of the stock markets in which they may be admitted to trade instruments issued by the Company) is 1 independent member or none, the Buyers shall not be required to appoint any independent member; and

(iii)
The Seller shall have the right to appoint up to 4 members at its request. One of these members must be independent unless applicable regulations (including those of the stock markets in which they may be admitted to trade instruments issued by the Company) state that the Company is not required to have independent Board members.

While the Buyers have not made the appointments as per Clause 4.3.(B).(ii), the current members of the Board shall continue in their positions and shall retire as required to produce vacancies so that the appointments may be made by the Buyers.

(C)
The Boards of Santander Investment Valores and Santander Investment Trust shall be adjusted to Clause 4.3.(B), though they may not appoint independent members if that is not required as per applicable regulations (including those of the stock markets in which they may be admitted to trade instruments issued by the Company).

(D)	In regard to the Insurance Agency and Santander Investment Colombia, the provisions of Clauses 3.4 and 3.5 shall be applicable until the Second Closing.

(E)	While the Second Closing is pending, the Buyers agree to:

(i) (ii)
Not transfer and maintain free of Burdens the Shares acquired at the First Closing; and

Comply mutatis mutandis with the obligations set out in Clause 3.4 regarding the Company and, in regard to the requirements related to information, in Clause 3.5 regarding the Company, Santander Investment Valores and Santander Investment Trust such that the references to the Seller made therein are understood as made to the Buyers and vice versa. In addition, the preceding notwithstanding, the Seller shall have the right for an individual appointed by it (which could be an expatriate member of the Seller Group who is already providing service in the Company or in the Affiliate Companies) to have access to the committees and information for management of Risk Management, Financial Oversight and Legal Areas. The presence of personnel appointed by the Seller on the committees shall not exceed two individuals (though this number may be greater in some meetings when the Seller requests that based on the matters to be addressed and where justified).

4.4 Financing Close

Once the Second Closing Date is determined, the Parties must carry out the actions detailed below (the act in which they should carry out the “Financing Close”) on the third Business Day before the Second Closing Date (la “Financing Close Date”). However, the Buyers may decide that the Financing Close Date shall be the Second Closing Date or any other date during the period of three Business Days prior to the Second Closing Date as long as it notifies the date selected with at least four Business Days notice prior to it being designated the Financing Close Date.

The Financing Close shall take place in Santiago (Chile) in the offices of Banco Santander Chile (at Bandera 140, Santiago, Chile) at approximately 9:00 a.m. (local time for Santiago, Chile), unless the Parties agree on another place and notwithstanding the actions indicated below which must take place in other places that are completed in said other locations.

The Parties agree to carry out all of the actions outlined below on the Financing Close Date without any taking effect if they are not all completed on the Financing Close Date. All references to actions or obligations of Corp Group Banking S.A. (“Corpgroup Banking”) and the Debtor (as it is defined below) must be understood as the obligations of the Buyers to ensure that Corpgroup Banking and the Debtor carry out the actions and meet these obligations.

(A)
The Seller and a company controlled by Buyer 2 or the current controlling party of Buyer 2 (the “Debtor”) shall sign a financing contract (the “Financing Contract”) in terms identical in terms of substance to the model attached as Appendix 4.4.(A) (with changes made to reflect the transformation of Buyer 2 from a corporation to a limited liability company that modified its name from Corp Group Interhold S.A. to Inversiones Corp Group Interhold Limitada). The “Committed Amount” (as defined in the Financing Contract) shall be determined by the Buyers though it may not exceed three hundred million dollars.

(B)
The Buyer and Seller 2 shall sign before a Chilean notary public a deed of joint and several guarantee and co-debt in terms identical in substance to the model attached as Appendix 2 of the Financing Contract by virtue of which Buyer 2 shall assume the joint guarantee of the obligations of the Debtor as per the Financing Contract;

(C)
The Seller, Corpgroup Banking, and Buyer 1 shall sign before a Chilean notary public a pledge (the “Guarantee Contracts”) in terms identical in substance to the model attached as Appendix 3 of the Financing Contract (with changes made to reflect the transformation of Buyer 2 from a corporation to a limited liability company that modified its name from Corp Group Interhold S.A. to Inversiones Corp Group Interhold Limitada) regarding a number of shares issued by Corpbanca such that the shares pledged by virtue of the Guarantee Contracts represent a Weekly Observed Value that is equal to or greater than the Required Pledge Value (calculating both values using the Financing Close Date as the Calculation Date) (the “Initial Pledged Shares”). For the purposes of this paragraph, “Required Pledge Value,” “Weekly Observed Value” and “Calculation Date” have the meaning that is established for them in the Financing Contract;

(D)	Corpgroup Banking and Buyer 1 must carry out all actions necessary so that the pledge on the Initial Pledged Shares is created and finished by the Financing Close Date; and

(E)	Once the actions listed above have been carried out,

(i)	The Debtor shall dispose of the amount that it freely determines within the Committed Amount (as defined in the Financing Contract) (that amount, the “Amount Paid Out on the Financing Close Date”).

For the avoidance of doubt, the Parties recognize that the drawdowns from the Financing Contract are subject to the conditions established in it (which include that no event has occurred from the date of this Agreement through the moment of the drawdown other than those referred to in Clauses 9.(E).(b) and 9.(F) that may have given the Seller the right to demand in advance the amounts owed as per the Financing Contract if it had been in place from the date of the signing of this Agreement) and the lack of pay out of the Financing Contract due to a failure to comply with these conditions shall not be understood in any way as a breach of this Agreement by the Seller, in which case the Buyers’ obligation to carry out the Second Closing would remain unaltered;

(ii)	The Debtor shall apply the amounts drawn down in that manner to acquiring, directly or indirectly, the shares issued by Buyer 1; and

(iii)	The Buyers shall pay the Seller an amount equal to the Drawdown Amount on the Financing Close Date as the amount chargeable to the price of the Shares to be Transferred in the Second Closing.

The Parties agree that the drawdowns and payments referred to in Clause 4.4.(E) shall be made through accounting entries between accounts that all of the entities have opened at the Seller’s discretion in Banco Santander, S.A., Banco Santander, S.A., New York Branch or Banco Santander Chile such that no movement of funds is produced by the Seller.

4.5 Execution of the Second Closing

The Second Closing shall take place in Bogotá D.C. (Colombia) in the offices of the Company (at Carrera 7, 99-53, Bogotá D.C., Colombia) at approximately 9:00 a.m. local time (Bogotá D.C. (Colombia)), unless the Parties agree to another place and allowing for the actions listed below that are to take place in other places to be completed in said other locations.

The Parties agree to carry out all of the actions listed below on the Second Closing Date without any having effect if they are not all completed on the Second Closing Date:

(A)
The Buyers and Selling Parties shall sign the title of the purchase of Shares to be Transferred in the Second Closing as appropriate in accordance with the applicable regulations (though the provisions of this Agreement shall prevail among the Parties or between the Buyers and the Selling Parties);

(B)
The Buyers shall pay the Selling Parties an amount equal to the result of adding the Final Price per Block of all of the Share Blocks included in the Shares to Transfer in the Second Closing (including, for the avoidance of doubt, those corresponding to Additional Shares, which shall include the amount established in Clause 3.2.(B).(ii)) and subtracting from that sum the amount applied as per Clause 4.4.(E).(iii) as advance payment for the price of the Shares (that result, the “Pending Price of the Second Closing”).

The Pending Price of the Second Closing is to be paid by the Buyers through a deposit into the New York (United States of America) account indicated by the Seller of funds freely available for the Selling Parties on the Closing Date for the amount in Dollars equal to the Pending Price of the Second Closing (subject only to the withholding that, as applicable, was to be borne by the Selling Parties as per Clauses 9.4 and 9.5); and

(C)
Once the Selling Parties receive the amount owed as per Clause 4.5.(B) (but with effect simultaneous to that reception), the Seller shall have the Selling Parties transfer to the Buyers the Shares to be Transferred in the Second Closing free of Burdens as per the distribution listed in Clause 1.

5.	TERMS OF THE PURCHASE

5.1   Reciprocal Declarations and Warranties

Each Party declares and provides warranty to the other Party regarding itself that:

(A)	It exists validly as a company with full legal identity as per its country’s laws as this is indicated in the Identification of the Parties in this Agreement;

(B)
It has the legal and working capacity required and has adopted the corporate agreements required to sign this Agreement in order to meet the obligations established for it herein and to carry out the remaining acts and legal business contemplated in this Agreement;

(C)	The obligations that it undertakes in this Agreement are valid and binding for that Party, and compliance can be required as per its terms; and

(D)
The signing of and compliance with the Agreement and remaining acts and legal business contemplated herein by the Party shall not result in a breach of its company statutes or any obligation (be it regulatory, contractual, or otherwise) that is applicable to that Party nor does it require the consent, permission, authorization, registration or approval of any individual, authority or body (judicial, governmental or of any other kind) in any jurisdiction (i) that has not be obtained as of the date of this Agreement; (ii) that does not constitute a Condition Precedent; or (iii) in the case of the Seller, other than the authorizations and registrations required as per Colombian regulations in order to obtain the effective cancellation of the listing of the shares of the Company in the BVC and to complete the intermediate procedures of that cancellation, including the formulation of the de-listing takeover bid.

5.2 Declarations and Warranties Regarding the Shares

The Seller hereby declares and provides warranty that:

(A)
The Selling Parties shall be exclusive owners on the Closing Date in which as per this Agreement the Initial Shares and Shares of the Affiliates to be Sold should be Transferred and that, on the Closing Date on which they should be transferred as per this Agreement, the Initial Shares and the Shares of the Affiliates to be Sold shall be fully subscribed and paid and shall be free of Burdens;

(B)
The Company and the Affiliate Companies shall be the exclusive owners on the First Closing Date of the shares representing the social capital of the Affiliate Companies other than the Shares of the Affiliates to be Sold such that the Selling Parties shall have on the First Closing Date the direct and indirect ownership of the shares representing 100% of the share capital of the Affiliate Companies and, as a result, the Selling Parties shall have control of the Company and Affiliate Companies at the First Closing;

(C)
The information provided by the Seller to the Buyers through this date in regard to the Company is substantively accurate as of the date and periods referred to in the information (the “Information”). In order to facilitate their identification, the Parties include as Appendix 5.2.(C) a list of the information provided by the Seller to the Buyers and, simultaneously to the signing of this agreement, sign the cover of four CDs containing the information referred to above. One CD shall be given to each Party, one shall be given to Posse, Herrera & Ruiz and one shall be given to Prieto & Carrizosa;

(D)	With the exception of the degree to which they are referred to in the Information or that results from applicable regulations:

(i)
As of October 31, 2011, there are no complaints or litigation (judicial, labor, administrative, class action or other) against the Company or Affiliate Companies that could mean, individually after having applied the provisions, a loss for the Company or Affiliate Companies of over 100,000 Dollars;

(ii)
As of the date of this Agreement, there are no material contracts that establish termination clauses for the change of control of the Company or Affiliate Companies that shall be terminated by the counterparts of the Company or Affiliate Companies in the exercise of those clauses;

(iii)	As of the date of this Agreement, there are no material technology or processing service contracts to which the Company or Affiliate Companies are party;

(iv)	As of the date of this Agreement, there are no material contracts with any company from the Seller’s Group to which the Company or Affiliate Companies are party that are not at arm's length terms;

(v)	As of the date of this Agreement, there is no individual or company that leases over 5 of the branches to the Company or Affiliate Companies; and

(vi)
As of the date of this Agreement, there are no labor contracts or relationships that contain compensation for any employee due to the change in control of the Company or Affiliate Companies or that in any event must be satisfied by the Company or Affiliate Companies.

5.3 Absence of Other Declarations and Warranties

With the sole exception of the Seller’s obligation to ensure that the Selling Parties transfer the Shares on the Closing Date free of Burdens and the provisions of Clause 5.2, the Selling Parties shall transfer the shares “as is, where is,” that is (i) in the state and legal and factual situation in which they are found, whether they are known or unknown by one of the Parties; (ii) without explicit or implicit declarations or warranties regarding the Shares, the Company or the Affiliate Companies or the situation of the Shares, the company or the Affiliate Companies or information regarding the previous provided to the Buyers; and (iii) without the Seller or Selling Parties assuming any responsibility for the Shares, Company or Affiliate Companies, or the situation of the Shares, the Company or the Affiliate Companies or the information regarding the same provided to the Buyers.

6.	INCIDENTS OF NON-COMPLIANCE

6.1	Non-Compliance with Declarations and Warranties and Regarding the Shares

If any of the declarations and warranties made by a Party in this Agreement were or were to become breached, inaccurate or false (for the purposes of this Clause 6.1, the Party in breach or that has made a declaration or warranty that was breached, inaccurate or false, the “Non-Compliant Party”), must (as a sole remedy and action for the other Party) compensate the other Party (for the purposes of this Clause 6.1, the “Aggrieved Party”) for the damages and grievances that the Aggrieved Party suffers as a result or deriving from the non-compliance, inaccuracy or lack of veracity of the declarations and warranties made by the Non-Compliant Party. It is also hereby agreed that:

(A)
Notwithstanding the declarations made above, if the Shares that were not the property of the Selling Properties as of the Closing Date (if the Closings have taken place) or as of the date that they were subject to a Burden, the Buyers shall, as long as the defect of ownership or existence of Burdens is confirmed, have the right to complete the purchase of all of the Shares or the corresponding Shares (depending on the Buyers’ preference) in accordance with applicable law;

(B)	The Seller shall only answer for the declaration and warranty established in Clauses 5.2.(C) and 5.2.(D) if the following two circumstances occur together:

(i)
(a) in the case of Clause 5.2.(C), the grounds on which the information provided by the Seller to the Buyers as of this date in regard to the Company is not substantially true as of that date and the periods to which the information in question refers arises from willful misconduct or gross negligence by the Seller regarding the veracity of the information or (b) in the case of Clause 5.2.(D), the grounds on which the declaration is incorrect is willful misconduct or gross negligence by the Seller; and

(ii)
The Buyers inform the Seller no later than March 31, 2013: (a) the specific information provided by the Seller that the Buyers believe was not accurate and the discrepancies that they believe to exist between the information and reality and (b) the quantification of the damages and grievances for which they believe they should be compensated by the Seller;

(C)
The rights and actions provided for in this Clause 6.1 in favor of the Buyers in relation to the Shares and the statements and guarantees are exclusive in nature and substitute any other right, action, exception or demand that the Buyers may have in accordance with any regulation (including, but not limited to, actions by resolution, termination, quanti minoris, liabilities, flaws, defects or burdens) in relation to (i) the ownership of the Shares and absence of Burdens on them and (ii) the statements and guarantees set out in Clause 5.2;

(D)
The Buyers recognize that, except for the provisions of Clause 6.1.(A), (i) they shall have no recourse against the Selling Parties in relation to this Clause 6.1 or the purchase of Shares or the declarations and warranties and (ii) the Buyers shall have recourse in relation to the Shares and declarations and warranties only against the Seller and only to the extent established in this Clause 6.1.  That which is specified in paragraph (ii) of Clause 6.1.(D) is understood regardless of whether the Seller may seek redress from the Selling Parties for the consequences of any complaint made by the Buyers.

6.2 Other Incidents of Non-Compliance

If a Party were to fail to comply with any of the obligations as per the Agreement other than those resulting from the application of Clause 6.1 (for the effects of this Clause 6.2, the “Non-Compliant Party”), the only remedies and actions for the Aggrieved Party (with the exception of the right to resolution for other situations provided for in Clause 8) are those listed below:

(A)
The other Party (for the purposes of this Clause 6.2, the “Aggrieved Party”) shall have the right to demand that the Non-Compliant Party specifically or in natura comply with the obligation in question. The right to demand the specific or in natura compliance includes, for the avoidance of doubt, in the case of the obligations referred to in sections (C), (F) through (J) and (L) through (N) of Clause 3.4.1, the right of the Buyers to have the Seller take the actions necessary to restore the situation of the Company and Affiliate Companies that would have existed if the non-compliance had not taken place; and also

(B)	The Non-Compliant Party must compensate the Aggrieved Party for each and every one of the damages that the Aggrieved Party suffered deriving or resulting from the non-compliance in question.

The Parties agree that in the case of non-compliance that prevents the parties from obtaining the fulfillment of the Conditions Precedent no later than the Deadline, or non-compliance of the obligation to carry out any of the Closings (an obligation which includes, for the avoidance of doubt, the obligation to designate the date that a Closing is to be held by the Party that is to make such designation), the Aggrieved Party shall have the right to receive from the Non-Compliant Party an amount in Dollars equal to 20% of the amount resulting from adding the Final Price per Block of all of the Blocks of Shares as a substitutive penalty clause, and not an additional one, for the compensation for damages and grievances resulting from said non-compliance (the “Penalty Clause”). The Parties recognize that (i) the Penalty Clause shall be set based on the seriousness of the non-compliance for which they agree and thus recognize that it shall not be susceptible to moderation by the judge in the case of a dispute and (ii) that it is cumulative to the requirement by the Aggrieved Party of the specific compliance and, applicable according to Clause 8, the right to terminate the agreement.

7.	OTHER OBLIGATIONS OF THE PARTIES

7.1   Board Members and Personnel

(A)
Replacement of Board members. The Buyers agree to carry out the acts and legal business necessary so that on the Second Closing Date or as soon after the Second Closing Date as possible, the Buyers, the Company and the Affiliate Companies (i) accept the resignation of the Board members of the Company and Affiliate Companies (except for (a) the Buyers’ Representatives who have been appointed Board members of the Companies or Affiliate Companies, (b) those appointed at the request of the Buyers as per Clause 4.3 and (c) those who agree with the Buyers to remain in the position after the Second Closing Date) (the “Out-Going Members”) in their positions as Board members of the Company and Affiliate Companies; (ii) carry out the acts or legal business possible for the dismissals and releases referred to above to be effective and binding on third parties; and (iii) appoint, as replacements for the Out-Going Members, new members proposed by the Buyers who meet the requirements set out in the applicable regulations and for them to accept the position. The Seller shall bear the burden of the amounts that must be disbursed or reimbursed to the Out-Going Members as a result of their dismissal.

(B)
Expatriate Personnel. The Seller agrees that no later than the Second Closing Date or as soon as possible after the Second Closing Date employees with expatriate personnel status in the Seller Group shall retire from the Company and Affiliate Companies. The Seller shall be required to bear the burden of the amounts that must be paid or reimbursed to said employees as a result of their repatriation or dismissal from the Company or Affiliate Companies.

(C)
Waiver of Actions. The Buyers hereby renounce as of the Second Closing Date any rights or actions that they, the Company or the Affiliate Companies may have for any reason (including but not limited to in accordance with any regulation) (with the exception of damages to the affected person) before the Out-Going Members, other individuals who previously served as Board Members in the Company or Affiliate Companies (including the Out-Going Members, the “Previous Members”) and current or past employees of the Seller Group who have been employed by the Company or Affiliate Companies in relation to the exercise of positions or jobs in the Company and Affiliate Companies (the “Expatriate Personnel”) through the Second Closing Date or, if later, the date their removal from the Board or as personnel of the Company and Affiliate Companies is complete.

7.2   Removal of Distinctive Signs of the Seller Group

The Buyers agree to carry out and to bear the costs of the acts or legal business necessary so that:

(A)
As soon as possible after the First Closing Date, the Company, Santander Investment Valores and Santander Investment Trust (and, from the date of the Second Closing Date, the Insurance Agency and Santander Investment Colombia) and in any case no more than 6 months after the First Closing Date, the Company and Affiliate Companies shall eliminate from their assets and materials (including, but not limited to, buildings, other fixed assets and office and marketing materials) and completely stop using any brands, names, commercial names or other marks or commercial signs that contain the word “Santander” (or eliminate from those names the reference to “Santander”) or the symbol of the flame, which is owned by the Seller Group (or should be as per Clause 7.2.(C)) or that reasonably could lead to confusion with entities, products or services of the Selling Group (the “Distinctive Signs of the Seller”);

(B)
From the First Closing Date, the Company, Santander Investment Valores and Santander Investment Trust (and, from the Second Closing Date, the Insurance Agency and Santander Investment Colombia) shall reduce the use of the Distinctive Signs of the Seller as much as possible until their use is completely eliminated as per Clause 7.2.(A); and

(C)
The Distinctive Signs of the Seller currently registered in the name of the Company or the Affiliate Companies are registered under the name of the company of the Seller Group that the Seller indicates or, at the Seller’s discretion, the Company and Affiliate Companies cancel said registrations.

7.3	Technological Cooperation

7.3.1 Maintenance of Current Contracts with the Seller Group

The Seller agrees to ensure that the Seller Group maintains technology and processing service contracts such that the contracts listed in Appendix 7.3.1, which have as their counterparts entities from the Seller Group  (the “Technology Contracts”) for a maximum of three years from the First Closing Date (which may be extended for an additional year if the Buyers request such an extension from the Seller at least three months prior to the expiration of the aforementioned three-year period) in the same terms and conditions currently in place with the following exceptions:

(A)	The rendering of services established for Altair software licenses shall be reduced to 35%, which must be applied as per the Technology Contract terms;

(B)
The rendering of services established for production services shall be adjusted to the current market. The Parties may request bids for those services from third parties to use as a reference for said change;

(C)	The rendering of services established for services linked to the SWIFT system shall be changed to those set out in Appendix 7.3.2;

(D)
The rendering of services covered by Technology Contracts that are subject to service level agreements shall not be extended to the months for which the levels of service established for those services in the Technology Contracts are not fulfilled; and

(E)
The Buyers shall have the right to terminate any Technology Contract without any penalty as long as they provide 90 days’ notice. The Buyers may, even before the First Closing Date, request a pre-notification of ten days that suspends the execution of the Technology Contracts regarding the “MIS”, “Corinto” and “Credit Risk” contracts such that the Company and Affiliate Companies are only required to pay the costs already incurred in relation to those developments through the date of suspension. In addition, if the Buyers request the suspension of the execution of all or some of the Technology Contracts regarding the “MIS”, “Corinto” and “Credit Risk” contracts, the Seller Group shall grant the Company and Affiliate Companies a credit in order to compensate for future bills for services as per other Technology Contracts for an amount equal to the amounts activated by the Company or Affiliate Companies in relation to the suspended developments that must be written off due to the suspension of those developments. The credit to be paid shall in no case exceed $550,000 for the three projects together. If the three developments are suspended, the aggregate amount to be compensated with future invoices shall be $550,000 without the need for the Buyers or the Company to accredit that in relation to those developments, those amounts had been activated and, as a result of the suspension of the developments, they have been affected. The suspension of a development shall mean that the Company and Affiliate Companies may not use the software and applications that are the object of the development unless the project is renewed with full payment of the services originally established for the Selling Group.

The companies of the Selling Group which are the counterpart of the Company and Affiliate Companies in Technology Contracts shall be called jointly the “Supplier Companies.”

The generality of the obligations regarding the continuation of the services that are the object of the Technology Contracts established above notwithstanding, the Seller agrees to the following while the Technology Contracts are in place as per the above:

(A)	The Seller shall ensure that the Supplier Companies comply with the Technology Contracts, including the maintenance of the levels of service agreed to in said contracts;

(B)
The Seller shall ensure that the Supplier Companies, in the provision of services as per the Technology Contracts, continue to provide the Company and Affiliate Companies with the same type, range and priority within the entities of the Seller Group that receive the same services that they have received to date and that the quality, timeliness and efficiency of the services shall not decrease as a result of the takeover of the Company and Affiliate Companies; and

(C)	The Seller shall ensure that the Supplier Companies:

(i)	Have qualified staff and sufficient personnel to fully and continually meet the terms of the Technology Contract as they have to this point in a timely manner;

(ii)	Have plans for guaranteeing business continuity and disaster recovery and plans that cover the Company and services provided in a manner and substance similar to those they currently have;

(iii)
Treat the information of the Company and Affiliate Companies to which they have access through the provision of services with due confidentiality, only subject to the normal exceptions of compliance with the rules and regulatory or judicial requirements; and

(iv)
Allow the Supplier Companies the access that they reasonably need to inspect and audit the services of the Supplier Companies. The Parties shall plan said access such that they do not negatively impact the activity of the Supplier Companies or the services that they provide to the Company, the Affiliate Companies or third parties.

7.3.2 Migration of Services

The Buyers agree to design a migration plan to the new systems that the Buyers intend to introduce in the Company and Affiliate Companies in order to replace the ones covered by the Technology Contracts as soon as reasonably possible (and to implement them as soon as reasonably possible after the First Closing Date). This plan shall be called the “Migration Plan.” The definition and execution of the Migration Plan shall be the Buyers’ responsibility. The Seller, for its part, shall ensure that the Supplier Companies cooperate with the Buyers and provide them with the assistance and services that the Buyers specify in the definition and execution of the Migration Plan. The Supplier Companies shall invoice the Company and Affiliate Companies at market price for the hours used in the provision of assistance and services for the definition and execution of the Migration Plan.

7.4	Universia Colombia S.A.S.

The Parties agree that at any time after the date of the signing of this Agreement and prior to the First Closing Date, Santander Investment Colombia is to sell and transfer to the entity of the Seller Group that it appoints its interest in Universia Colombia S.A.S. for a total price of 1 Colombian peso. The purchase shall be completed without Santander Investment Colombia assuming any responsibility to the buyer entity except the transfer of the ownership of the shares free of Burdens.

The Buyers shall not assume any tax cost that that sale may occasion to Santander Investment Colombia, and the Seller shall compensate Santander Investment Colombia for any costs incurred.

7.5	Rights and Obligations of the Buyers. Joint and Several Guarantee of Buyer 2

The rights and obligations established for the Buyers in this Agreement shall be shared and the rights may only be exercised by the Buyers if they act together.

However, Buyer 2 guarantees jointly with Buyer 1 to the Seller and Selling Parties (with the express waiver of the right of excussion and division) the punctual and precise compliance by Buyer 1 of each and every one of the obligations that is established for Buyer 1 in this Agreement.

7.6	Acquisition of Additional Shares of the Company

The Buyers agree to offer to buy the shares of the shareholders of the Company who have not sold their shares in the de-listing takeover bid within six months of the Second Closing Date at the price resulting from adding the Base Price per Additional Share (to avoid doubt, as it may be established as per Clause 2.2) and the amount equivalent to the interests set out in Clause 2.1.(B) that would accrue over the Base Price per Additional Share between December 1, 2011 and that time at which the minority shareholders’ shares are acquired (if the result has more than two decimals, the number shall be rounded up or down to the closest second decimal).

8.	TERMINATION

8.1 Grounds

This Agreement may only be terminated unilaterally by one of the Parties under the following conditions:

(A)
If the following two circumstances occur: (i) the Conditions Precedent set out in Clause 3 (which are different, for the avoidance of doubt, from the Conditions Precedent set out in Clauses 3.1.(A) and 3.1.(B) in regard to the Buyers’ acquisition of the Shares representative of Pending Affiliate Companies or the takeover of the Pending Affiliate Companies by the Buyers) have not been met by December 1, 2012 (the “Deadline”) (or, prior to the Deadline, if it becomes impossible for the Conditions Precedent to be met no later than the Deadline) and (ii) the lack or impossibility of compliance with said Conditions Precedent prior to the Deadline is not due to the breach by the Party that looks to terminate its obligations under this agreement;

(B)
If the following two circumstances occur together: (i) one Party has failed to meet (1) obligations that keep it from complying with the Conditions Precedent prior to the Deadline or (2) its obligation to carry out any of the Closings (an obligation which includes, for the avoidance of doubt, the obligation to set a Closing Date by the Party that is to designate the date) and (ii) the Party that intends to terminate the Agreement would be willing to meet its obligation to carry out one of the Closings if it were not for the breach of the other Party.

The right of the compliant Party set out in Clause 8.1.(B) to seek resolution is understood notwithstanding that of demanding specific compliance, the Penalty Clause and compensation for damages. The compliant Party may opt for resolution at any time as long as it has not obtained specific compliance (and the compliant Party has the right to the Penalty Clause in the case of demand for specific compliance and resolution); or

(C)
By the Buyers, but only through the First Closing Date, if the Seller should fail to meet the obligations set out in Sections (A), (B), (D), (E) or (K) of Clause 3.4.1 unless the Seller remedies the non-compliance or takes the action necessary to restore the situation of the Company and Affiliate Companies that would have existed if those failures to comply had not taken place prior to the First Closing Date.

The previous is understood notwithstanding the assumptions for termination of the purchase agreement set out in Clauses 3.3.(C).(iii) (partial termination for Excluded Affiliate Companies) and 6.1.(A) (termination of the purchase agreement according to applicable law in the case of eviction of ownership of the Shares or the existence of Burdens on them).

8.2 Effects

(A)	If this Agreement is terminated as per Clause 8.1.(A):

(i)
If as of the date that the termination is activated all of the Conditions Precedent set out in Clauses 3.1.(A) and 3.1.(B) (which are different, for the avoidance of doubt, from the Conditions Precedent set out in Clauses 3.1.(A) and 3.1.(B) in regard to the Buyers’ acquisition of the Shares representative of Pending Affiliate Companies or the takeover of the Pending Affiliate Companies by the Buyers) have not been met, the Buyers shall be required to pay the Seller (or, at the Seller’s discretion, to pay another company in the Seller Group, the Company or the Affiliate Companies) an amount equal to 25% of the price per Additional Share that has satisfied the Seller Group, Company or Affiliate Companies for Shares in the Companies in the de-listing takeover bid or as a result of the exercise of the right to retirement of shareholders in order for the Seller to comply with its obligations as per Clause 3.2.(B); and

(ii)	Except where indicated in Clauses 8.2.(A).(i) and 8.2.(D), this Agreement shall cease to be effective.

(B)	If this Agreement is terminated as per Clause 8.1.(B):

(i)
The Party that has not complied with (1) obligations that prevent the fulfillment of the Conditions Precedent by the Deadline or (2) its obligation to carry out any one of the closings (which includes, for the avoidance of doubt, failure to designate the date on which a Closing was to be held by the Party that was to designate said date) (the Party in malis) shall pay the other Party (the Party in bonis) the Penalty Clause established in Clause 6.2.(B);

(ii)	If the Party in bonis is the Seller, it shall also receive the amount indicated in Clause 8.2.(A)(i);

(iii)
If the termination occurs after the First Closing, the Parties shall restore the considerations given in the First Closing and shall take all steps necessary to recover the situation that would have existed had the First Closing not been held (except in regard to the payment of the Penalty Clause);

(iv)	Except for the provisions of Clauses 8.2.(B).(i), 8.2.(B).(ii), 8.2.(B).(iii) and 8.2.(D), this Agreement shall cease to be effective.

(C)	If the Agreement is terminated as per Clause 8.1.(C):

(i)
The Buyers shall have the right to receive from the Seller a sum in Dollars equal to 5% of the sum resulting from adding the Final Price per Block of all of the Block Shares and the substitutive penalty clause, and not additional, of the compensation for damages for said non-compliance; and

(ii)	Except for the provisions of Clauses 8.2.(C).(i) and 8.2.(D), this Agreement shall cease to be effective.

(D)
Clauses 8, 9, 10 and 11 shall subsist the termination of this Agreement. In any case of termination, the Buyers shall ensure that the Buyers’ Representatives and any other member appointed at the request of the Buyers as per Clause 4.3 shall immediately provide their resignations and, if the Financing Contract has been signed, they shall ensure that the Debtor pays the Seller on the termination date for this Agreement all of the amounts pending payment as per the Financing Contract.

9. MISCELLANEOUS

9.1 Announcements and Publicity

The Parties shall be bound up to the Second Closing Date by the confidentiality agreement signed by Buyer 1 and the Seller, confirming by virtue of this Agreement that Buyer 2 shall be bound to the same extent as Buyer 1.

The Parties recognize that in order to comply with Colombian regulations regarding the securities market applicable to the cancellation of the listing of shares of the Company in the BVC, the signing of this Agreement shall be published and its contents shall be communicated to various officials and agencies and may eventually have to be published.

The Parties agree to consult with one another and coordinate the announcements to be made regarding this Agreement.

9.2 Severability

If any of the provisions of this Agreement were declared null, ineffective or unenforceable as per applicable regulations in any jurisdiction involved, (i) the validity, effectiveness and enforceability of the remaining provisions of this Agreement shall not be affected; and (ii) the Parties are to negotiate in good faith the provisions that replace those declared null, ineffective or unenforceable and whose commercial effect shall be as close as possible as the provisions that they replace and as possible as part of that same purpose of commercial effect, have mutually satisfactory terms.

9.3 Transfer. Rights of Third Parties

None of the Parties may cede completely or partially in any way as a pledge or guarantee any of the rights or obligations established in this agreement.

However, any of the parties may appoint a company from its Group to carry out some of the acts for which the Party is responsible as long as (i) the Party continues to be responsible with the company from its Group for the act in question and (ii) the designation (1) does not involve any damage to the other Party (for example, the increase in its tax liability regarding the transactions involved in this Agreement) and (2) it cannot reasonably be expected to involve a delay in any Closing of the purchase of Shares. Specifically, the seller may, including through the acceptance of the de-listing takeover bid with Initial Shares, transfer Shares prior to the Closing Date when they should transfer to the Buyers, among companies in its Group, in which case said companies shall become Selling Parties, and redistribute Shares among the Selling Parties.

The Buyers agree to designate companies from within their Group that meet the requirements set out in sections (i) and (ii) of the previous paragraph to acquire the same number of Shares of the Affiliates to be Sold in order to meet the requirements for the number of shareholders and maximum percentage of the share capital held by a shareholder established in Colombian corporate regulations.

The Seller, in the name of and representing (i) previous Board members, (ii) the remaining companies in the Group and (iii) the Board members and employees referred to in Clause 7.1, accepts the rights that those parties are granted in this Agreement.

9.4 Payments. Late Payment Interest. Currency

All of the amounts owed by the Buyers as per this Agreement are agreed to as definitive and are not subject to any adjustment, withholding, deduction, compensation, burden, charge, restriction or embargo of any kind (tax, related to the exchange rate or any other) (any of them, “Withholding”). As such, these amounts must be paid without the application of any Withholding unless the Buyers are required to apply such a payment, in which case the amount to be covered by the Buyers shall increase by the amount necessary for the amount finally received by the Selling Parties (once the Withholding is made) is the same as it would have received if no Withholding had been applied to the payment. The exception of this rule shall be any Withholding that must be made due to any tax that may be applied as a result of a surplus generated for the Selling Parties as a result of the transfer of Shares (unless that tax is established under Chilean law) that shall be the responsibility of the Selling Parties (including, especially but not exclusively, the tax on companies, income or occasional earnings).

In the case of a delay (including delays due to force majeure) the payment of any monetary obligation owed by virtue of this Agreement shall accrue interests on the unpaid amount, which shall accrue daily and be immediately enforceable upon accrual for as long as the delay lasts using the calculation method established in Appendix 2.1, at an interest rate equal to the sum of the 6-month Libor-Dollar plus 350 base points.

The Parties agree that all of the payments of monetary obligations established in this Agreement shall be made in the currency in which said obligations are expressed in the Agreement. They may not be paid in any other currency unless the creditor Party of the payments accepts such an arrangement in advance and in writing.

9.5 Taxes and Expenses

Unless expressly stated otherwise in this Agreement, any tax or expense accrued by any of the Parties in relation to this Agreement and the acts or legal business carried out in the execution of this Agreement shall be paid as per the following rules:

(A)	Each Party shall bear the expenses (including but not limited to advisory fees) that it incurs in relation to the negotiation, preparation and fulfillment of this Agreement;

(B)
The Selling Parties shall be responsible for any tax that may be related to the surplus generated by the Selling Individuals as a result of the transfer of Shares (unless said tax is established under Chilean law) (including, particularly, but not limited to the tax on companies or income or occasional earning); and

(C)	All other fees and expenses shall be handled as established by law.

10. APPLICABLE LAW

This Agreement shall be subject to and interpreted in accordance with the law of the Republic of Colombia.

11. ARBITRATION

The Parties, with the express waiver of the exemption that they may be due, agree that all disputes and litigation deriving from this Agreement or that emerge in relation to it shall be resolved exclusively and finally through arbitration as per the International Chamber of Commerce Arbitration Regulations current as of the filing of the notification of arbitration (the “CCI Rules”). The number of arbitrators shall be three. Each Party shall have the right to name one arbitrator each, and the two arbitrators thusly appointed shall appoint the third arbitrator, who shall act as the President of the court. The language of the arbitration shall be Spanish. The site of arbitration shall be the city of Miami, Florida (United States of America). The Parties and arbitrators shall maintain the confidentiality of the arbitration and actions related to it. The Parties agree to carry out any award issued as per this Clause 11 in a timely manner.

Signature sheet follows

IN WITNESS THEREOF, the Parties sign this Agreement in three counterparts but for one sole purpose through their duly authorized representatives in the place and on the date listed in this document’s heading.

BANCO SANTANDER, S.A. P.p. /s/ D. Pablo Castilla Reparaz D. Pablo Castilla Reparaz Adjunct General Subdirector
CORPBANCA P.p. /s/ D. Cristián Canales Palacios D. Cristián Canales Palacios Chief Counsel	INVERSIONES CORPGROUP INTERHOLD LIMITADA P.p. /s/ D. Cristián Canales Palacios D. Cristián Canales Palacios Representative

APPENDIX 1:

SHARES TO BE BOUGHT AND SOLD AND PRICE

Part A.-                      Shares to be Purchased by Buyer 1 at the First Closing

Selling Party	Number of Shares in the Block	Approx. % of Capital of Company/ Affiliate Company	Base Price per Block
Administración de Bancos Latinoamericanos Santander, S.L.	212,436,787 shares of the Company	51.0000%	594,823,003.50 USD
Santander Bank & Trust Ltd.	3,830,364 shares of Santander Investment Trust	51.0000%	23,748,256.80 USD
Other	3 shares of Santander Investment Trust	0.0000%	18.60 USD
Total			618,571,278.90 USD

Part B.-                      Shares to be Purchased by Buyer 1 at the Second Closing

Selling Party	Number of Shares of the Block	Approx. % of Capital of Company/ Affiliate Company	Base Price per Block
Santander Investment I, S.A.	56,093,865 shares of the Company	13.4665%	157,062,821.96 USD
Administración de Bancos Latinoamericanos Santander, S.L.	127,184,932 shares of the Company	30.5335%	356,117,809.54 USD
Santander Investment Bank, Ltd.	75,897 shares of Santander Investment Valores	5.0598%	1,286,454.15 USD
Other	3 shares of Santander Investment Valores	0.0002%	50.85 USD
Santander Bank & Trust Ltd.	3,267,143 shares of Santander Investment Trust	43.5009%	20,256,286.60 USD
Santander Insurance Holding, S.L.	116,369 shares of the Insurance Agency	99.9991%	1,318,461.00 USD
Total			536,041,884.10 USD

Part C.-                      Shares to Be Purchased by Buyer 2 at the Second Closing

Selling Party	Number of Shares in the Block	Approx. % of capital of the Company/ Affiliate Company	Base Price Per Block
Santander Investment I, S.A.	6,851,009 shares of the Company	1.6447%	19,182,825.20 USD
Santander Bank & Trust Ltd.	5,034,826 shares of the Company	1.2087%	14,097,512.80 USD
Santander Investment I, S.A.	27,094,917 shares of Santander Investment Colombia	94.9900%	11,379,865.22 USD
Santander Bank & Trust Ltd.	1,209,416 shares of Santander Investment Colombia	4.2400%	507,954.72 USD
Santander Investment Bank Ltd.	219,634 shares of Santander Investment Colombia	0.7700%	92,246.28 USD
Other	9 shares of Santander Investment Colombia	0.0000%	3.78 USD
Total			45,260,408.00 USD

*     *     *

APPENDIX 2.1:

TERMS FOR INTEREST ACCRUAL

For the purposes of the calculation of interest accrued as per this Agreement (including but not limited to the provisions of Clauses 2 and 9.4):

(A)	Interest shall accrue daily and shall be calculated on the basis of a 360-day year and the number of days that have actually lapsed;

(B)
“6-month LIBOR-Dollar” means the annual interest rate published at approximately 11:00 local time in London, England on the Bloomberg BBAM screen (or on the screen and page that replace it and which shall be equivalent at the Seller’s discretion as long as said screen and sheet are not available) for 6-month deposits in dollars delivered on the corresponding Reference Date as defined below;

(C)
A “Reference Date” shall be (i) the date on which the corresponding interest accrues for the first time (or, if that date is not a date for which a 6-month LIBOR-Dollar is published, the preceding day for which said number is published) and (ii) if six months have passed since the previous Reference Date, the date marking six months since the previous Reference Date (or, if that date is not a date for which a 6-month LIBOR-Dollar is published, the preceding day for which said number is published);

(D)
The 6-month LIBOR-Dollar calculated on a Reference Date shall be applicable to the interest accrued from the Reference Date, including that date, through the next Reference Date, which is not included;

(E)	Any interest accrued which is not to be paid prior to the next Reference Date shall be capitalized and new interest shall accrue as the principle sum upon which those interests accrue; and

(F)	The payment of the interests should be made with preference for payment (total or partial) of the unamortized principle.

*     *     *

APPENDIX 2.2.1:

CERTIFICATE OF THE GENERAL ADMINISTRATOR OF THE SELLER

I, José Manuel Tejón Borrajo, General Manager and Administrator of Banco Santander S.A. for the purposes set out in Clause 2.2 of the share purchase agreement regarding the shares of Banco Santander Colombia S.A. and other affiliate companies, certify that the net book value of the Company and Affiliate Companies through October 31, 2011 calculated as per Colombian accounting principles, applying an exchange rate of 1 Colombian Peso to 0.000053447 U.S. dollars and 1 U.S. dollar to 1871.00 Colombian pesos to the Company’s consolidated balance sheet and the interests of the Seller Group in the rest of the Affiliate Companies (other than Santander Investment Valores, which is included in the Company’s consolidated statement) totaled at least US$440 million. The terms that are capitalized in this certificate and which have no definition specified in this document shall have the meaning that they are given in the aforementioned share purchase agreement.

Signed: José Manuel Tejón Borrajo

In Boadilla del Monte on December 6, 2011

*     *     *

APPENDIX 2.2.2:

DELOITTE MODEL REPORT

[In representation of Deloitte, S.L. (Spain)]

Special Report on Approved Procedures

TO:	Banco Santander, S.A.

Ciudad Grupo Santander

Avenida de Cantabria, s/n

Boadilla del Monte, Madrid, Spain

As per the request made by Banco Santander, S.A. (the “Bank”), as is reflected in our proposal dated the ____________ of____________of __________, we have carried out the procedures requested by you which are listed in Section II below in regard to the “Certificate regarding the net book value” issued by D. José Manuel Tejón Borrajo, General Manager and Administrator of Banco Santander, S.A., a copy of which is attached to this report as Appendix I. The report has been issued for the purposes set out in Clause 2.2 of the share purchase agreement regarding shares of Banco Santander Colombia S.A. (the “Company”) and other affiliate companies and which indicates that the net book value of the Company and Santander Investment Valores Colombia S.A., Comisionista de Bolsa Comercial, Santander Investment Colombia S.A., Santander Investment Trust Colombia S.A., Sociedad Fiduciaria and the Santander Limitada Insurance Agency through October 31, 2011 totals at least US$440 million (the “Base Net Book Value”).

I.	Information Obtained

In order to carry out said procedures, the Bank has provided us with: i) the calculation of the Base Net Book Value along with explanatory notes for the same (the “Calculation of the Base Net Book Value), which is attached to this report as Appendix II and ii) the reports for the review of the interim balance sheet and statement of net equity for a special purpose as of October 31, 2011 in accordance with the International Standards applicable to this type of request and, particularly, the International Standard for Review Work 2410 “Review of interim financial information by an independent auditor” (“Limited Review Reports”) issued by [firm from the Deloitte network] on _____ (date), for the consolidated group of the Company, Comisionista de Bolsa Comercial, Santander Investment Colombia S.A., Santander Investment Trust Colombia S.A., Sociedad Fiduciaria and the Santander Limitada Insurance Agency, which are attached in Appendix III of this report.

II.	Agreed-Upon Procedures

The procedures carried out are described below:

1)
Comparison of the net book value of the Company and Affiliate Companies as of October 31, 2011 utilized in the Calculation of the Base Net Book Value to those presented in the Limited Review Reports considering the exceptions reflected in said reports as required.

2)	Verification of the Calculation of the Base Net Book Value as per the explanatory notes attached to the same.

III.	Conclusions Reached

[Alternative if the Base Net Book Value is correct:]

No incidents were detected in the application of the aforementioned procedures. As a result, the calculation of the Base Net Book Value is confirmed as correct in accordance with the explanatory notes attached. We also verified that the net book value of the Company and Affiliate Companies as of October 31, 2011 utilized in the Calculation of the Base Net Book Value coincided with those shown in the Limited Review Reports.

[Alternative if the Base Net Book Value is NOT correct:]

The following incidents were detected as a result of the procedures outlined above: [Describe, as necessary], and we thus observed that the net book value of the Company and Affiliate Companies utilized by the Bank in the Calculation of the Base Net Book Value did not consider the effects of the exception described in the Limited Review Report regarding __________, due to which it was overvalued by _____ million dollars applying the exchange rate indicated in the certificate Appendix incorporated as Appendix I.

Our work has been carried out in compliance with International Standards on Related Services that are applicable to agreed-upon procedures. Given that prior procedures do not constitute an audit or a review carried out in accordance with the International Auditing or Review Standards, we do not express an audit opinion or offer any certainty regarding the information taken as a whole.

If we had completed an audit or review or other procedures had been applied, aspects other than those included in this report might have been expressed.

This report has been prepared for internal use for the Management of Banco Santander, S.A. so it may be provided to _____ for the purposes set out in Clause 2.2. of the share purchase agreement regarding the Company. It may not be distributed or provided to third parties other than those mentioned without the express written consent of Deloitte, S.L. We do not accept any responsibility for third parties other than those named as the recipients of this report.

[Date and Signature]
[Partner]

Appendix I.- Certificate from D. José Manuel Tejón Borrajo

Appendix II- Calculation of Base Net Book Value

Appendix III.- Limited Review Reports

*     *     *

APPENDIX 4.4.(A):

MODEL FINANCING CONTRACT

See following pages

Loan Agreement

BETWEEN
BANCO SANTANDER, S.A.
as Creditor

AND

[●]
as Debtor

[Place], [Date]

TABLE OF CONTENTS

1.	LOAN

1.1	Amount of Loan.

1.2	Purpose of Loan

1.3	Payout Conditions

2.	MATURITY AND CURRENCY OF LOAN PRINCIPAL.

2.1	Principal Payments and Maturity

2.2	Denomination and Currency of Payment

2.3	Voluntary Prepayments

3.	INTEREST

3.1	Interest Period

3.2	Interest Rate

3.3	Interest Rate Adjustment

3.4	Interest Payment

4.	PENALTY INTEREST

5.	PAYMENTS

5.1	Place of Payment

5.2	Net Payments

5.3	Illegality and Cost Increase

5.4	Currency in which Obligation is Expressed

6.	DECLARATIONS AND WARRANTIES

6.1	Debtor

6.2	Guarantor

6.3	Pledgor

7.	OTHER OBLIGATIONS AND AGREEMENTS

7.1	Information Obligations

7.2	Availability of Liquidity and Dividends

7.3	Ranking, pari passu.

7.4	Subordination

7.5	Other Obligations

8.	PLEDGES ON CORPBANCA SHARES

9.	GROUNDS FOR NON-COMPLIANCE AND EARLY REPAYMENT OF LOANS

10.	MISCELLANEOUS

10.1	Taxes and Expenses

10.2	Authorizations

10.3	Transfers

10.4	Modifications

10.5	Preclusion

10.6	Nullity

10.7	Titles of Clauses

10.8	Indemnities

11.	APPLICABLE LAW

12.	JURISDICTION AND AUTHORITY

In [place], on [date]

THE PARTIES

I.	BANCO SANTANDER, S.A. (the “Creditor” or the “Bank”), a Spanish company domiciled at Paseo de Pereda 9-12, Santander, Spain, Spanish taxpayer ID number A-39000013; and

II.	[●] (the “Debtor” ), a [●] company domiciled at [●], [●] taxpayer ID number [●];

Hereinafter the Creditor and the Debtor shall be referred to as the “Parties”.

WHEREAS

I.
Purpose of loan. That the Creditor, the Pledgor (as defined below) and Corpbanca entered into an agreement for the purchase of shares of Banco Santander Colombia and other affiliates of the Creditor on December [●], 2011;

II.
Compliance of conditions for transaction. That the conditions established in the aforementioned agreement in whereas clause I were fulfilled on [●] and the close of the transaction referred to in that agreement was planned to occur [on that same date/within three working days of the date of the financing contract]; and

III.	That, given the above, the Parties come to enter into this loan agreement (the “Agreement”), providing their consent for the following:

CLAUSES

1. LOAN

1.1 Amount of Loan.

By virtue of this Agreement, in the terms and subject to the conditions established herein, the Creditor grants the Debtor, which accepts it, a loan (the “Loan”) for a total maximum amount of [maximum of 300 million to be determined as indicated in the share purchase agreement] United States Dollars as principal (the “Committed Amount”). The Committed Amount shall be paid out by the Creditor in Dollars in the terms and conditions indicated in this Agreement, on one or more occasions.

For the purposes of this Agreement, “Dollars” is defined as United States Dollars.

1.2 Purpose of Loan

The funds from the Loan shall be used to finance the acquisition contemplated in the agreement indicated in whereas clause I.

1.3	Payout Conditions

The Debtor, by opportunely sending the Creditor Payout Requests (as defined below) and in conformity with the terms contained herein, shall determine what quantity of the Committed Amount is ultimately paid out.

The Creditor’s obligation to make payouts is subject to compliance, at each Payout Date (as defined below), of the following copulative conditions, any of which the Creditor may waive in writing:

(A)
That the Creditor has received, within the period of time that begins on the date of this Agreement and ends three Banking Days (as defined below) from the date of this Agreement (hereinafter, the “Availability Period”) and at least two Banking Days before the Payout Date (as defined below), a payout request signed by sufficiently authorized representatives of the Debtor, using the format contained in Appendix 1, which is attached at the end of this Agreement and is understood to be an integral part of it for all purposes, (hereinafter, the “Payout Request”) which shall indicate the date requested for the payout, which must fall on a Banking Day within the Availability Period, (hereinafter the “Payout Date”), and the amount requested to be paid out by the Creditor. For the purposes of this Agreement, “Banking Day” means any day of the year that is not a Saturday, Sunday or a day on which banks must or are authorized to remain closed in Santiago, Chile; Madrid, Spain or New York, United States.

The amounts paid out from the principal of the Loan on the same date shall be considered a “Drawdown” from the Loan. In any event, payouts shall be made via deposit in a [demand] account opened by the Debtor with the Creditor or at Banco Santander Chile.

Notwithstanding, it shall not be necessary to present a Payout Request in the terms referred to above in the event of drawdowns or payouts charged to the Committed Amount:

(i)	that are made on this same date and have been requested in writing of the Creditor; or

(ii)	regarding which the absence of written notice is approved in writing by the Creditor;

(B)
That Corp Group Interhold S.A. (“Corpgroup Interhold” or the “Guarantor”) has established itself as joint and several guarantor and co-debtor of the Debtor regarding all obligations undertaken by it by virtue of this Agreement (as defined below) by granting a deed of joint and several guarantee and co-debt using the format attached as Appendix 2 (the “Corpgroup Interhold Guarantee”), which is attached at the end of this Agreement and is understood to be an integral part of it for all purposes;

(C)
That Corp Group Banking S.A. (“Corpgroup Banking” or the “Pledgor”) and/or the Debtor have granted Guarantee Contracts (as defined in Clause 8) that cover the Pledged Shares in a sufficient quantity to reach the Required Pledge Value (as defined in Clause 8) to guarantee all of the Debtor's obligations arising from this Agreement and all of the obligations of Corpgroup Interhold arising from the Corpgroup Interhold Guarantee using the format attached as Appendix 3, which is attached at the end of this Agreement and is understood to be an integral part of it for all purposes; and

(D)
That from the date of the agreement indicated in whereas clause I to the Payout Date, no event has occurred that, had this Agreement already taken effect, would have given the Creditor the right to declare the Loan (as defined below) and the interest accrued and any other amount payable by virtue of this Agreement, as due and immediately payable, in conformity with the provisions of Clause 9, except for the grounds referred to in letters (E)(b) or (F) of Clause 9.

For the purposes of this Agreement "Financial Documents" means collectively this Agreement, the Guarantee Contracts (whether granted on this date or in the future) and the Corpgroup Interhold Guarantee, including all appendices and their extensions, modifications and complementary documents granted in the future.

For the purposes of this Agreement, the total amount effectively owed by the Debtor to the Creditor as principal by virtue of this Agreement shall be called the “Loan”.

2. MATURITY AND CURRENCY OF LOAN PRINCIPAL.

2.1 Principal Payments and Maturity

The Loan principal shall be paid by the Debtor on [date on which 18 months has lapsed since signing the Agreement] or, if that day were not a Banking Day, the following Banking Day, applying to that extension the rate of the Interest Period underway (as defined below). Hereinafter the last date on which full payment of the principal charged to the Loan Drawdowns shall be made is the “Maturity Date”.

This is understood notwithstanding the events in which, in conformity with the provisions of this Agreement, the Debtor is obligated to pay the Loan before the Maturity Date.

2.2 Denomination and Currency of Payment

The Loan is in Dollars and shall be paid to the Creditor in Dollars.

2.3 Voluntary Prepayments

The Debtor may prepay the Loan, in full or part, at any time from the date of this Agreement, provided that:

(A)	The amount of principal voluntarily prepaid is (i) for an amount equal to or greater than 20,000,000 Dollars or (ii) for the total outstanding principal on the Loan due to the Creditor;

(B)
The Debtor notifies the Creditor of its wish to make a voluntary prepayment and the amount of the principal that it will prepay a minimum of three Banking Days from the date of prepayment. This notice from the Debtor shall be irrevocable and the failure to comply with it shall be considered non-compliance of a payment obligation under this Agreement; and

(C)
If the prepayment occurs on a date other than an Interest Payment Date (as defined in Clause 3.4), the Debtor shall pay the Creditor, in addition to the interest accrued as of that date on the prepaid amount, an amount as an additional cost or compensation for the advance payment, hereinafter the “Early Repayment Charge”, which is equal to the positive difference between: (a) the amount of interest (excluding the Applicable Margin) that the Creditor would have received for the period between the date of payment of all or part of the Loan and the last day of the Interest Period (as defined in Clause 3.4) then underway, if the amount of prepaid principal had been paid on the last day of the Interest Period; and (b) the amount of interest that the Creditor would be capable of obtaining by depositing the same amount as the principal received by the Creditor at the respective LIBOR rate for the period that begins on the date of prepayment and ends at the end of the Interest Period underway as of the date the prepayment is made.

The Creditor shall, as soon as reasonably possible following the full or partial prepayment, provide a certificate confirming the amount of the Early Repayment Charge. The Debtor shall pay the Early Repayment Charge within two Banking Days of receiving the certificate.

Prepaid amounts shall be used to pay expenses, fees and interest and then the principal of the Loan.

This line of credit is not revolving and any payment that the Debtor makes on amounts owed in conformity with this Agreement shall not entitle it to newly available credit.

3. INTEREST

3.1 Interest Period

The amount of each Drawdown made against the Loan that is outstanding at any given time shall accrue daily interest in favor of the Bank from the date on which the Drawdown is made until the day on which it is fully and finally paid, including that day, calculating that interest based on a 360 day year and the number of days effectively lapsed.

For the purposes of determining the type of interest applicable at any given time to a Drawdown, the duration of that Drawdown shall be understood to be divided into successive periods of time (each period is an “Interest Period”), the first of which shall begin on the date the Drawdown in question is made and the second and successive periods on the last day of the immediately preceding Interest Period. For the purposes of accruing, calculating and settling interest, the first day of the Interest Period in question shall be included while the last day of that same Interest Period shall not be included.

The duration of each Interest Period shall be six months, unless established otherwise in this Agreement, with the understanding that:

(A)
the first Interest Period of a Drawdown made when another prior Drawdown is outstanding shall have the necessary duration so that it ends on the same date as the Interest Period underway for the preexisting Drawdown, even if that means that the duration of that Interest Period must be established in months and/or weeks and/or days;

(B)
any Interest Period that would otherwise end after the Maturity Date contained in Clause 2.1 shall end on the Maturity Date, even if that means that the duration of that Interest Period must be established in months and/or weeks and/or days;

(C)
if the last day of an Interest Period were not a Banking Day, the duration of that Interest Period shall be immediately adjusted so that it ends on the immediately following Banking Day, applying the rate for the Interest Period underway to that extension.

3.2 Interest Rate

The interest rate applicable to a Drawdown during each Interest Period (hereinafter the “Interest Rate”) shall be the sum of the LIBOR Rate plus the Applicable Margin for the Loan, as defined herein.

For the purposes of this Agreement, it is understood that:

(A)
“LIBOR Rate” or “LIBOR” shall mean the annual rate set by the British Bankers' Association Interest Settlement Rate) published by Reuters on the LIBOR01 screen (or any other that may replace it in the future) for deposits in Dollars for the same duration as the Interest Period in question, at 11:00 a.m., London time on the second Banking Day before the corresponding Interest Period begins. In this regard, in the event that for any reason, even in exceptional circumstances, there were no rate for a term equal to the corresponding Interest Period, the Creditor shall calculate a reference rate using linear interpolation of the two reference rates for the two closest periods ending before and after that Interest Period for which a rate exists. Assuming there is no period ending before the Interest Period, the closest quoted interest rate ending after that Interest Period shall be applied.

(B)
 In the event that sufficient information is not published to calculate the LIBOR Rate as indicated above as of the date that it must be adjusted, beginning on the following date on which the interest rate must be adjusted, the following shall be used instead: the LIBOR Rate published on the date of adjustment in the Daily Brief from the Chilean Central Bank (and in the event that it is not published on that date, the last current publication of that brief shall be used) for a period equal to the duration of the Interest Period and, should such a period not exist, for the closest period ending after the duration of the Interest Period; or

(i)
should the publication indicated in the preceding number not exist, in place of the LIBOR rate, a rate equivalent to the current interest rate for transactions in United States dollars as determined and published by the Superintendency of Banks and Financial Institutions, in effect on the day on which the rate must be adjusted as indicated above.

The rate determined in conformity with numbers (i) or (ii) above shall be applied until the end of the Interest Period, at which time the interest rate shall be adjusted in conformity with the preceding rules; and

(C)	“Applicable Margin” shall mean 1.20% (one point twenty percent) annually.

3.3 Interest Rate Adjustment

The Interest Rate shall be automatically adjusted by the Creditor for each Interest Period based on the variation in the corresponding LIBOR Rate or the substitute interest rates regulated in this Agreement (and the provisions of the definition of the LIBOR Rate), plus the Applicable Margin.

3.4 Interest Payment

The interest accrued on a Drawdown in an Interest Period shall be paid by the Debtor on the last day of that Interest Period (each of these dates shall be called, successively, an “Interest Payment Date”).

4.	PENALTY INTEREST

Notwithstanding the authority to make the Loan owed by the Debtor to the Creditor payable in advance, in the event of default or simple delay in the full or partial payment of the principal or interest on the Loan or any other amount owed by virtue of this Agreement or if the Debtor were to fail to comply with any of the obligations undertaken in this Agreement or in the event that some of the grounds established in Clause 9 were to occur, interest would be capitalized in conformity with Article nine of Law number eighteen thousand ten and penalty interest equal to the LIBOR Rate plus 5% would be accrued (understanding that the application of penalty interest excludes the simultaneous accrual of the interest provided for in Clause 3). Penalty interest shall be calculated over the amount of outstanding principal and/or interest payments and shall begin from the default or simple delay until the date of effective payment of the debt, all notwithstanding the Creditor's other rights in conformity with the law.

This interest shall be accrued on a daily basis according to the following rules:

(A)
As the LIBOR Rate, use the provisions of Clause 3 or the substitute rates indicated in that clause, as appropriate, but calculated for one-month deposits maturing on the corresponding Reference Date (as defined below) or if that date is not a day for which the one-month LIBOR Rate is published, the immediately preceding day for which the one-month LIBOR Rate is published;

(B)
a “Reference Date” shall be (i) a date on which the corresponding interest accrues for the first time for an unpaid sum and (ii) if a month has lapsed from the previous Reference Date for an unpaid sum, the date on which the month lapses from the previous Reference Date (or if that date is not a day for which the one-month LIBOR Rate is published, the immediately preceding day for which the one-month LIBOR Rate is published, or the substitute rates indicated in Clause 3, as appropriate);

(C)
the one-month LIBOR Rate calculated on the Reference Date shall be applicable to the compensatory interest accrued from that Reference Date, and including that date, until the following Reference Date, not including that date; and

(D)	any penalty interest accrued that is not paid before the following Reference Date shall be capitalized and shall accrue new penalty interest as principal on which that interest is accrued.

5. PAYMENTS

5.1 Place of Payment

Loan principal and interest payments and each and every payment the Debtor makes in accordance with this Agreement shall be made by the Debtor by delivering immediately available funds to the Creditor on the due date for the payment and for the amount due (increased, as appropriate, as indicated in Clause 5.2).

The payment shall be made by the Debtor without the need for any request no later than noon (i.e. 12:00 post meridiem) on the due date for the payment (i.e. the Maturity Date, the Interest Payment Date or another date when payment is due). All payments shall be made in Dollars by the Debtor in New York, United States, in the bank account communicated previously by the Creditor (hereinafter also the “Creditor's Account”). Until further notice from the Creditor, the Creditor's Account shall be as follows:

Intermediary: Citibank N.A.

Intermediary’s ABA: 021000089

Intermediary’s SWIFT: CITIUS33

Beneficiary’s SWIFT: BSCHESMM,

Beneficiary: Banco Santander, Madrid

5.2 Net Payments

Loan principal and interest payments and each and every payment the Debtor makes in accordance with this Agreement shall be net, free of and without deducting any taxes, withholding, deposits and any other rate, tax or surcharge, whether current or future, established by the laws of Chile or other laws applicable to this type of agreement, credits or loans, whatever their nature (except for those established by Spanish legislation with regard to taxes on companies of the Creditor, except if they apply because the Debtor is Spanish).

If the Debtor were legally obligated to make any deduction or withholding on any payment that it should make to the Creditor in accordance with this Agreement, the amount to be paid by the Debtor shall increase by the amount necessary so that, after making the required deductions, the Creditor receives an amount equal to the amount it would have received if those deductions or withholding would not have been made.

In the event that the Debtor pays any deductions or withholding, the Debtor shall send the Creditor, within thirty days following the date on which the payment is made, the original form or letter of payment issued by the relevant authority or a legalized copy of it, accrediting that the payment has been effectively made.

In the event that the Debtor must make any deduction or withholding that increases the amounts payable in accordance with this Agreement and for which the Creditor would have received or would have been granted credit against, or an exemption, forgiveness or repayment of any tax paid or payable by the Debtor (hereinafter the “Tax Credit”), that is attributable to these deductions or withholding, the Creditor shall, to the extent that it can do so and notwithstanding the withholding of the amount of that credit, exemption, forgiveness or repayment, (i) reasonably determine the portion of the Tax Credit that it effectively receives or applies (the “Used Tax Credit”) and (ii) pay the Debtor the Used Tax Credit only once it has been effectively received or applied, so that the Creditor is (after payment of the Used Tax Credit) not in a better or worse position than the position it would have been in if the Debtor had not been required to make such deduction or withholding.

No provision of this Clause 5.2 may interfere with or affect the Creditor's right to handle or manage its tax affairs as it deems best and, without limiting the above, the Creditor shall not have any obligation to claim a Tax Credit or claim a Tax Credit with preference regarding other claims, exemptions, credits or deductions available. The Creditor shall not be obligated to disclose any information related to its tax affairs or the related calculations.

Unless, in the Creditor’s reasonable opinion, it is detrimental to its interests, it shall try to obtain any Tax Credit available as a result of the payments made by the Debtor for the tax deductions or withholding referred to above.

5.3 Illegality and Cost Increase

(A)
When compliance of any of the obligations arising from this Agreement or the other Financial Documents involves an infraction of any legal or regulatory provision (municipal, federal, state, regional or of another nature), ruling or decision from a relevant authority for the Creditor, the Creditor shall notify the Debtor of that circumstance. Within fifteen days of notification, the Creditor and the Debtor shall put forth their best efforts to adopt the measures that eliminate or mitigate the adverse effect of the aforementioned circumstance, through the acquisition of the Creditor’s involvement in this Agreement and the other Financial Documents by any of its subsidiaries or branches in other countries in which the illegal situation does not arise or, if no such entity exists, the acquisition by another creditor or other loan transferee that is not affected by the illegal situation.

(B)
Likewise, in the event that due to a legal or regulatory provision of any type (municipal, federal, state, regional or of another nature), ruling or decision from a relevant authority, or interpretations of rules by that authority, obligations  were imposed on the Creditor such as technical reserves, matching, coefficients, necessary or other types of deposits and/or finance costs that result in an increase in the costs to obtain funds in the interbank market that the Creditor uses to grant loans under this Agreement or that produce for the Creditor an additional cost beyond the costs applicable as of that date, specifically due to its involvement in the agreement, or limitations were imposed, whether on the interest rate, or of another nature, that entail a reduction in the income to which the Creditor is entitled by virtue of this Agreement, the Debtor, in order to maintain the equivalence of the provisions existing presently, irrevocably undertakes to compensate the Creditor for those provisions in an amount equivalent to the additional cost or the reduced income.  For these purposes, additional cost shall include all types of commissions or expenses established by the Bank of Spain or the European Central Bank or another monetary authority for transactions to transfer or move funds through these entities directly related to the Creditor’s involvement in this Agreement.

 Compensation shall be made by payment by the Debtor of the additional amounts indicated in the settlement presented by the Creditor, accompanied by documentation that accredits the increase in costs or reduction in income, duly listed, with respect to this Agreement. The Debtor shall, in a period of ten Banking Days from the Creditor having presented the settlement, pay the Creditor the amount corresponding to the increase in costs or reduction in income, as appropriate. Otherwise, if for the same reasons the Creditor were to benefit from a reduction in costs or an increase in income coming directly from this Agreement, the Creditor shall take compensatory measures in favor of the Debtor.

For the purposes of applying the provisions of letter (B), it shall be presumed that the Creditor has been funded for the same periods as the Loan Interest Periods.

(C)
If the Creditor is affected by any of the circumstances indicated in Clauses 5.3(A) and 5.3(B), it shall put forth its best commercially reasonable efforts to mitigate their consequences, including eventually transferring its position under the Loan to one of its subsidiaries that is not affected by these consequences, without this in any way interfering with the full compliance by the Debtor of its obligations described above.

5.4 Currency in which Obligation is Expressed

All payment obligations contained in or derived from the enforceability and exercise of this Agreement shall only be extinguished by virtue of the payment of the obligations in Dollars. Therefore, despite any ruling ordering payment in a currency other than the Dollar, payment obligations shall be extinguished only for the amount for which the Bank can, in accordance with normal reasonable banking practices, acquire Dollars with that other currency. If the amount of Dollars thus acquired were less than the amount originally owed in accordance with this Agreement, the party obligated to pay, and particularly the Debtor, as indicated above, undertakes unconditionally, as a distinct and separate obligation notwithstanding that ruling, to reimburse the Bank for that loss and difference.

6. DECLARATIONS AND WARRANTIES

6.1 Debtor

The Debtor declares and provides warranty regarding, in favor of the Creditor and with respect to itself, the veracity and accuracy of the following:

(A)
That it is a corporation, validly established and in force in accordance with the laws of [●], and that it has the powers and authorization necessary to exercise dominion over its assets and to conduct business. Likewise, it declares that it has not called a shareholders’ meeting nor have the partners adopted any agreement intended to vote or decide on its liquidation or dissolution, and that no petition, procedure or request exists in that sense;

(B)
 That it has the powers necessary to enter into and comply with this Agreement and the authorizations necessary to enter into and comply with the other Financial Documents (as defined below) as appropriate. All authorizations necessary to enter into and comply with this Agreement have been duly granted and the obligations that arise or shall arise from this Agreement for the Debtor, as appropriate, are and shall be legal, mandatory and enforceable obligations against it;

(C)
That the signing of and compliance with this Agreement and the other Financial Documents does not violate or infringe, and will not violate or infringe, as appropriate, current laws, rules or rulings nor its by-laws or any contract, agreement or convention in effect to which the Debtor is party; neither does it involve non-compliance or possible non-compliance of any contract, agreement or convention and does not result in or produce any tax on its assets; and

(D)
That it has obtained the authorizations, presented the requests and paid the taxes that must be obtained, presented or paid, as appropriate, in order to allow it to enter into this Agreement and comply with the obligations undertaken for it, obligations that have the same preference regarding obligations undertaken or that it will undertake in favor of other preferential creditors; and such obligations are valid, mandatory and enforceable against it, without the need to obtain any authorization or pay any tax for these purposes.

6.2 Guarantor

The Debtor declares and provides warranty regarding, in favor of the Creditor and with respect to Corpgroup Interhold, the veracity and accuracy of the following:

(A)
That it is a company, validly established and in force in accordance with the laws of the Republic of Chile, and that it has the powers and authorization necessary to exercise dominion over its assets and to conduct business.  Likewise, it declares that it has not called a shareholders’ meeting nor have the partners adopted any agreement intended to vote or decide on the liquidation or dissolution of Corpgroup Interhold, and that no petition, procedure or request exists in that sense;<0}

(B)
 That Corpgroup Interhold has the powers necessary to enter into and comply with the other Financial Documents as appropriate. All authorizations necessary to enter into and comply with the other Financial Documents, as appropriate, have been duly granted and the obligations that arise or shall arise from this Agreement or the other Financial Documents for Corpgroup Interhold, as appropriate, are and shall be legal, mandatory and enforceable obligations against it;

(C)
That the signing of and compliance with this Agreement and the other Financial Documents by Corpgroup Interhold does not violate or infringe, and will not violate or infringe, as appropriate, current laws, rules or rulings nor its by-laws or any contract, agreement or convention in effect to which Corpgroup Interhold is party; neither does it involve non-compliance or possible non-compliance of any contract, agreement or convention and does not result in or produce any tax on its assets; and

(D)
That Corpgroup Interhold has obtained the authorizations, presented the requests and paid the taxes that must be obtained, presented or paid, as appropriate, in order to allow it to enter into this Agreement and comply with the obligations undertaken for it, obligations that have the same preference regarding obligations undertaken or that it will undertake in favor of other preferential creditors; and such obligations are valid, mandatory and feasible against it, without the need to obtain any authorization or pay any tax for these purposes.

6.3 Pledgor

The Debtor declares and provides warranty regarding, in favor of the Creditor and with respect to Corpgroup Banking, the veracity and accuracy of the following:

(A)
That Corpgroup Banking is a publicly-listed corporation, registered in the Securities Registry of the Superintendency of Securities and Insurance (hereinafter the “SVS”), validly established and in force in accordance with the laws of the Republic of Chile, and that it has the powers and authorization necessary to exercise dominion over its assets and to conduct business, and that it is supervised by the SVS. Likewise, it declares that it has not called a shareholders’ meeting nor have the partners adopted any agreement intended to vote or decide on the liquidation or dissolution of Corpgroup Banking, and that no petition, procedure or request exists in that sense;

(B)
 That Corpgroup Banking has the powers necessary to enter into and comply with the other Financial Documents as appropriate. All authorizations necessary to enter into and comply with the other Financial Documents, as appropriate, have been duly granted and the obligations that arise or shall arise from this Agreement or the other Financial Documents for Corpgroup Banking, as appropriate, are and shall be legal, mandatory and enforceable obligations against it;

(C)
That the signing of and compliance with this Agreement and the other Financial Documents by Corpgroup Banking does not violate or infringe, and will not violate or infringe, as appropriate, current laws, rules or rulings nor its by-laws or any contract, agreement or convention in effect to which Corpgroup Banking is party; neither does it involve non-compliance or possible non-compliance of any contract, agreement or convention and does not result in or produce any tax on its assets; and

(D)
That Corpgroup Banking has obtained the authorizations, presented the requests and paid the taxes that must be obtained, presented or paid, as appropriate, in order to allow it to enter into this Agreement and comply with the obligations undertaken for it, obligations that have the same preference regarding obligations undertaken or that it will undertake in favor of other preferential creditors; and such obligations are valid, mandatory and feasible against it, without the need to obtain any authorization or pay any tax for these purposes.

7. OTHER OBLIGATIONS AND AGREEMENTS

From the date of this Agreement and until the date in which each and every payment obligation contained in this Agreement has been fully and wholly fulfilled, the Debtor undertakes in the terms contained below to comply with the following obligations, unless the Creditor consents otherwise in a written waiver:

7.1 Information Obligations

(A)
The Debtor undertakes to inform (and undertakes as a commitment subject to third-party ratification that Corpgroup Interhold and Corpgroup Banking inform) the Creditor in a timely fashion of any relevant or material event that occurs regarding the Debtor, Corpgroup Interhold or Corpgroup Banking, understanding relevant or material events as those defined as such for publicly-held corporations in accordance with Chilean law;

(B)
The Debtor undertakes to send (and undertakes as a commitment subject to third-party ratification that Corpgroup Interhold and Corpgroup Banking send) the following to the Creditor, either electronically or in printed form, within fifteen days following the end of the period set by the SVS for filing the annual financial statements for each fiscal year:

(i)
the individual and consolidated annual financial statements of the Debtor, of Corpgroup Interhold and of Corpgroup Banking for the immediately preceding fiscal year, audited by an auditing firm of recognized international prestige and prepared in accordance with accounting principles generally accepted in Chile, and comparatively with the figures and results from the immediately preceding fiscal year; and

(ii)
an original certificate regarding the Debtor, Corpgroup Interhold and Corpgroup Banking, separately for each entity, signed by the Chief Executive Officer or legal representative of each entity that certifies: (x) the compliance of each and every one of the affirmative and negative obligations undertaken by each of them by virtue of the Financial Documents, and (y) the non-occurrence of any grounds for non-compliance indicated in Clause 9 of this Agreement, or other event that to its knowledge, with its notification or with the passage of time may be grounds for non-compliance under this Agreement;

(C)
The Debtor undertakes to supply (and undertakes as a commitment subject to third-party ratification that Corpgroup Interhold and Corpgroup Banking supply) timely, accurate and sufficient administrative, corporate, financial and accounting information and, in general, any information regarding the management and operations of the businesses of the Debtor, Corpgroup Interhold and Corpgroup Banking and any other information regarding its operations, management and cost structure that the Creditor reasonably and with the needed advance notice requests in order to verify compliance of the obligations of the Debtor, Corpgroup Interhold and Corpgroup Banking under the Financial Documents, provided that it is not considered confidential or reserved information and that it is relevant to evaluate and control compliance of the obligations of the Debtor, Corpgroup Interhold and Corpgroup Banking under the Financial Documents.

(D)
 The above is notwithstanding the reserve or confidentiality imposed by law; and the Debtor undertakes to inform and notify (and undertakes as a commitment subject to third-party ratification that Corpgroup Interhold and Corpgroup Banking inform and notify) the Creditor in writing as soon as possible, but no later than five Banking Days from the date on which the Debtor, Corpgroup Interhold or Corpgroup Banking learns of the occurrence of any grounds for non-compliance or advanced enforceability under the Financial Documents or any non-compliance of the obligations of the Financial Documents, informing it also of the actions taken or proposed to be taken to remedy it.

7.2 Availability of Liquidity and Dividends

The Debtor undertakes to perform all acts necessary (and undertakes as a commitment subject to third-party ratification that Corpgroup Interhold and Corpgroup Banking perform all acts necessary) so that the Debtor, Corpgroup Interhold and Corpgroup Banking are in conditions to comply with the payment obligations established in the Financial Documents. Regarding the above, and without limiting the general nature of that obligation, the Debtor undertakes to bring about the vote or decision in the meetings of its shareholders and those of Corpbanca, Corpgroup Banking and Corpgroup Interhold, and in the meetings of the shareholders of the Debtor’s Group, the Corpgroup Banking Group and the Corpgroup Interhold Group in favor of a dividend or distribution policy that allows the Debtor, Corpgroup Banking and Corpgroup Interhold, in each case, to comply with the obligations in the Financial Documents. For the purposes of this Agreement, “Group” is understood as the group of companies, with respect to another company, that are directly or indirectly (i) controlled by that company or (ii) controlled by the same entity that controls that company.

7.3 Ranking, pari passu.

(A)
 Negative Pledge. Bonds. (i) The Debtor undertakes to not establish or permit the establishment of real guarantees, burdens or encumbrances of any type on the assets or rights of the Debtor in favor of third-party creditors, except for those expressly provided for in this Agreement and the Financial Documents.

(ii) Likewise, the Debtor undertakes as a commitment subject to third-party ratification that Corpgroup Banking maintain at all times its current and future assets free of any real guarantee, burden or encumbrance of any type for an amount equivalent to, based on its market value, at least 1.5 times the value of the financial debt of Corpgroup Banking (less, for these purposes, the guaranteed part for the value of that guarantee). For the purposes of this calculation, financial debt shall also include personal guarantees, including counter-guarantees, to guarantee third-party obligations; and

(iii) In the same way, the Debtor undertakes as a commitment subject to third-party ratification that Corpgroup Interhold maintain at all times its current and future assets free of any real guarantee, burden or encumbrance of any type for an amount equivalent to, based on its market value, at least 1 time the value of the financial debt of Corpgroup Interhold (less, for these purposes, the guaranteed part for the value of that guarantee, but including the financial debt from granting the Corpgroup Interhold Guarantee). For the purposes of this calculation, financial debt shall also include personal guarantees, including counter-guarantees, to guarantee third-party obligations;

(B)
The Debtor undertakes to maintain this Agreement, the Financial Documents and the rights derived from this Agreement and the Financial Documents for the Creditor with at least the same range, preference and real, personal or other type of guarantee as the rights arising from any contract or obligation, now or in the future, for any other creditor of the Debtor unless regarding legally imposed preferences.

(C)	The Debtor undertakes to not grant personal guarantees, including counter-guarantees, to guarantee third-party obligations;

(D)
The Debtor undertakes as a commitment subject to third-party ratification that Corpgroup Banking comply with each and every obligation established for and undertaken by Corpgroup Banking as if they were obligations originally undertaken with regards to the Bank, instead of to bonds, regarding this Agreement and the Financial Documents, and that it acknowledge for the Bank the same rights that a person would have if they held all the bonds of the respective issuance, in:

(i)
the prospectus for the bond issuance by Corpgroup Banking for an amount equivalent to nine thousand Unidades de Fomento (hereinafter "UF") maturing on the fifteenth of March of two thousand twelve, BB number: EF7650551, registered in the SVS Securities Registry under number [●] and in the respective issuance contract (hereinafter, together with the issuance contract, also the “First Issuance Prospectus”);

(ii)
the prospectus for the bond issuance by Corpgroup Banking for an amount equivalent to one hundred million Dollars, maturing on the fifteenth of September of two thousand fourteen, ISIN number: USP31925AC71, registered in the respective issuance contract or Indenture (hereinafter, together with the respective issuance contract or Indenture, also the “Second Issuance Prospectus”); and

(iii)
the prospectus for the bond issuance by Corpgroup Banking for eight hundred thousand UF, maturing on the fifteenth of March of two thousand twenty-two, BB number: EI4128811, registered in the SVS Securities Registry under number [●] and in the respective issuance contract (hereinafter, together with the issuance contract, also the “Third Issuance Prospectus” and, together with the First Issuance Prospectus and the Second Issuance Prospectus, the “Corpgroup Banking Prospectuses”), which are attached to this Agreement as Appendix 4, forming an integral part of it for all legal purposes and which are understood to be expressly reproduced in this Agreement for those purposes.

(iv)
The obligations established in Clause 7.3 (D) shall be applied throughout the full duration of this Agreement even if the aforementioned issuances have been amortized and, likewise, they shall be applied in the terms in which they have been attached to this Agreement, even if the Corpgroup Banking Prospectuses have been modified.

(E)
The Debtor undertakes as a commitment subject to third-party ratification that Corpgroup Interhold comply with each and every obligation established for and undertaken by Corpgroup Interhold as if they were obligations originally undertaken with regards to the Bank, instead of to bonds, regarding this Agreement and the Financial Documents, and that it acknowledge for the Bank the same rights that a person would have if they held all the bonds of the respective issuance, in the corresponding prospectus for the bond issuance for one hundred thirty million Dollars, maturing the thirtieth of March of two thousand fifteen, ISIN number: USP3192CAA64 and the respective issuance contract or Indenture (hereinafter, together with the issuance contract or Indenture), which are attached at the end of this Agreement as Appendix 5 (hereinafter, together with the respective issuance contract or Indenture, also the “Corpgroup Interhold Prospectus”), forming an integral part of it for all legal purposes.

The obligations established in Clause 7.3 (E) shall be applied throughout the full duration of this Agreement even if the aforementioned issuance has been amortized and, likewise, they shall be applied in the terms in which they have been attached to this Agreement, even if the Corpgroup Interhold Prospectuses have been modified; and

(F)	The Debtor undertakes as a commitment subject to third-party ratification that Corpbanca comply with each and every one of the obligations established for and undertaken by Corpbanca in:

(i)
the bond issuance prospectus for the issuance of bonds by Corpbanca for four million UF, maturing June 1, 2016, number BCOR-J0606, registered in the Securities Registry of the Superintendency of Banks and Financial Institutions, as defined below, under number 2/2006 and in the respective issuance contract (hereinafter, together with the respective issuance contract, also the “Corpbanca First Issuance Prospectus”);

(ii)
the bond issuance prospectus for the issuance of bonds by Corpbanca for two million UF, maturing July 1, 2012, number BCOR-K0707, registered in the Securities Registry of the Superintendency of Banks and Financial Institutions, as defined below, under number 16/2007 and in the respective issuance contract (hereinafter, together with the respective issuance contract, also the “Corpbanca Second Issuance Prospectus”);

(iii)
the bond issuance prospectus for the issuance of bonds by Corpbanca for four million UF, maturing July 1, 2017, number BCOR-L0707, registered in the Securities Registry of the Superintendency of Banks and Financial Institutions, as defined below, under number 16/2007 and in the respective issuance contract (hereinafter, together with the respective issuance contract, also the “Corpbanca Third Issuance Prospectus”);

(iv)
the bond issuance prospectus for the issuance of bonds by Corpbanca for five million UF, maturing June 1, 2013, number BCOR-M1207, registered in the Securities Registry of the Superintendency of Banks and Financial Institutions, as defined below, under number 26-1/2007 and in the respective issuance contract (hereinafter, together with the respective issuance contract, also the “Corpbanca Fourth Issuance Prospectus”);

(v)
the bond issuance prospectus and contract for the issuance of bonds by Corpbanca for five million UF, maturing July 9, 2020, number BCOR-R0110, registered in the Securities Registry of the Superintendency of Banks and Financial Institutions, as defined below, under number 1/2010 and in the respective issuance contract (hereinafter, together with the respective issuance contract, also the “Corpbanca Fifth Issuance Prospectus”);

(vi)
the bond issuance prospectus for the issuance of bonds by Corpbanca for four million, seven hundred ninety thousand UF, maturing January 9, 2015, number BCOR-Q0110, registered in the Securities Registry of the Superintendency of Banks and Financial Institutions, as defined below, under number 1/2010 and in the respective issuance contract (hereinafter, together with the respective issuance contract, also the “Corpbanca Sixth Issuance Prospectus”);

(vii)
the bond issuance prospectus for the issuance of bonds by Corpbanca for four million, nine hundred forty thousand UF, maturing July 1, 2020, number BCORAI0710, registered in the Securities Registry of the Superintendency of Banks and Financial Institutions, as defined below, under number 13/2010 and in the respective issuance contract (hereinafter, together with the respective issuance contract, also the “Corpbanca Seventh Issuance Prospectus”);

(viii)
the bond issuance prospectus for the issuance of bonds by Corpbanca for two million, six thousand UF, maturing July 1, 2015, number BCORAD0710, registered in the Securities Registry of the Superintendency of Banks and Financial Institutions, as defined below, under number 13/2010 and in the respective issuance contract (hereinafter, together with the respective issuance contract, also the “Corpbanca Eighth Issuance Prospectus”);

(ix)
the bond issuance prospectus for the issuance of bonds by Corpbanca for ten million, eighty-five thousand UF, maturing July 1, 2016, number BCORAE0710, registered in the Securities Registry of the Superintendency of Banks and Financial Institutions, as defined below, under number 13/2010 and in the respective issuance contract (hereinafter, together with the respective issuance contract, also the “Corpbanca Ninth Issuance Prospectus”);

(x)
the bond issuance prospectus for the issuance of bonds by Corpbanca for twenty billion pesos, maturing July 9, 2015, number BCOR-O0110, registered in the Securities Registry of the Superintendency of Banks and Financial Institutions, as defined below, under number 1/2010 and in the respective issuance contract (hereinafter, together with the respective issuance contract, also the “Corpbanca Tenth Issuance Prospectus”); and

(xi)
the bond issuance prospectus for the issuance of bonds by Corpbanca for twenty-two billion, eight hundred million pesos, maturing July 9, 2020, number BCOR-P0110, registered in the Securities Registry of the Superintendency of Banks and Financial Institutions, as defined below, under number 1/2010 and in the respective issuance contract (hereinafter, together with the respective issuance contract, also the “Corpbanca Eleventh Issuance Prospectus”); and, together with the Corpbanca First Issuance Prospectus, the Corpbanca Second Issuance Prospectus, the Corpbanca Third Issuance Prospectus, the Corpbanca Fourth Issuance Prospectus, the Corpbanca Fifth Issuance Prospectus, the Corpbanca Sixth Issuance Prospectus, the Corpbanca Seventh Issuance Prospectus, the Corpbanca Eighth Issuance Prospectus, the Corpbanca Ninth Issuance Prospectus and the Corpbanca Tenth Issuance Prospectus,  (hereinafter the “Corpbanca Prospectuses” and, these, together with the Corpgroup Banking Prospectuses and the Corpgroup Interhold Prospectuses, the “Prospectuses”) which are attached at the end of this Agreement as Appendix 6, forming an integral part of it for all legal purposes, and which are understood to be expressly reproduced in this Agreement for these purposes.

The obligations established in Clause 7.3 (F) shall be applied throughout the full duration of this Agreement even if the aforementioned issuances have been amortized and, likewise, they shall be applied in the terms in which they have been attached to this Agreement, even if the Corpbanca Prospectuses have been modified.

7.4 Subordination

The Debtor recognizes the absolute preferences of its obligations, current and future, in conformity with the Financial Documents (the “Obligations”) over its obligations with Corpgroup Interhold, Corpgroup Banking, Corpbanca and any other companies from the Debtor’s Group, the Corpgroup Interhold Group and the Corpgroup Banking Group.

As long as compliance of the Obligations is outstanding, the Debtor undertakes to not pay any amount it must pay to satisfy obligations, current or future, with Corpgroup Interhold, Corpgroup Banking, Corpbanca or any other companies from the Debtor’s Group, the Corpgroup Interhold Group and the Corpgroup Banking Group.

7.5 Other Obligations

(A)	The Debtor undertakes to maintain its legal existence as a company established in [●];

(B)	The Debtor undertakes as a commitment subject to third-party ratification that:

(i)	Corpgroup Interhold maintains its legal existence as a company established in Chile;

(ii)
Corpgroup Banking maintains its existence as a publicly-listed corporation registered in the SVS Securities Registry and maintains all necessary registries, authorizations and permits in accordance with applicable law to engage in its line of business; and

(iii)
Corpbanca maintains its existence as a publicly-listed banking corporation registered in the Securities Registry of the Superintendency of Banks and Financial Institutions (“SBIF”) and maintains all necessary registries, authorizations and permits in accordance with applicable law to engage in its line of business.

8.	PLEDGES ON CORPBANCA SHARES

At all times while any amount or obligation in accordance with this Agreement and the other Financial Documents is pending payment, the Debtor undertakes that it and/or Corpgroup Banking maintain a pledge guarantee in accordance with the Guarantee Contracts attached as Appendix 3 over the number of shares of Corpbanca whose Weekly Observed Value is at all times equal to or greater than the Required Pledge Value (as defined below), in order to guarantee the Debtor’s obligations under this Agreement and the obligations that Corpgroup Interhold undertakes by virtue of the Corpgroup Interhold Guarantee. Each guarantee contract that is granted in conformity with the above (hereinafter, each a “Guarantee Contract”) shall cover a maximum number of shares of Corpbanca equal to [number of shares that represents a maximum of 2% of the bank's share capital]. The shares of Corpbanca over which the pledge is established in accordance with the Guarantee Contracts at any given time shall be known as the “Pledged Shares”.

In order to determine compliance with the above obligation, the Bank shall calculate the Weekly Observed Value and the Required Pledge Value every Monday (or if the respective Monday were not a Banking Day, the first subsequent day that is a Banking Day and each of these dates is a “Calculation Date”).

For the purposes of this Agreement:

(A)
“Weekly Observed Value” means the stock market value of all Pledged Shares calculated each Monday (or if a Monday were not a Banking Day, the following Banking Day) during the duration of this Agreement, applying the closing price on that date of the shares of Corpbanca in the Santiago Stock Exchange and converted to Dollars using the Observed Dollar rate published in the Official Gazette by the Chilean Central Bank.

(B)
 For the purposes of this Agreement, “Observed Dollar” shall be understood to be the exchange rate published by the Chilean Central Bank as set forth in number six of Chapter I of the Compendium of International Exchange Standards of the Chilean Central Bank; and the “Required Pledge Value” means the result of multiplying 1.3 times the largest of the following amounts: (i) the Committed Amount while the Availability Period is in effect, and (ii)(a) once the Availability Period has ended, the unpaid balance of Loan principal on the Calculation Date plus (b) if a dividend is paid on the Pledged Shares, the interest that would be accrued until the end of the Interest Period underway when the dividend is paid, but only until the end of that Interest Period.

If on any Calculation Date the Weekly Observed Value were less than the Required Pledge Value by 15% or more, the Debtor, after receiving written request from the Creditor, undertakes that, within the two weeks following the date of the written request, it and/or Corpgroup Banking establish a pledge in conformity with the guarantee contract model attached as Appendix 3, on a number of shares of Corpbanca such that, if they would have been pledged on the Calculation Date, they would have made the Weekly Observed Value equal to or greater than the Required Pledge Value, based on the Weekly Observed Value of the most recently preceding week. Nevertheless, if on any Calculation Date that falls within the two weeks following the Calculation Date that triggered the written notice, the Weekly Observed Value were no longer less than the Required Pledge Value for that date by 15% or more of the Required Pledge Value, the obligation to broaden the pledge through an additional Guarantee Agreement would be extinguished.

On the other hand, if on any Calculation Date the Weekly Observed Value were greater than the Required Pledge Value by 15% or more, the Debtor undertakes to, within the two weeks following the date on which the Debtor so requests it, lift the pledge on the number of Guarantee Contracts that could have been lifted before the Calculation Date without causing the Weekly Observed Value on that Calculation Date to be less than the Required Pledge Value. Nevertheless, if, on any Calculation Date that falls within the two weeks following the date on which the Debtor requests to the Creditor that this number of Guarantee Contracts be lifted as set forth above, the Weekly Observed Value were no longer greater than the Required Pledge Value for that date by 15% or more of the Required Pledge Value, the obligation to lift the Guarantee Contracts would be extinguished.

For the avoidance of doubt, express record is left that the Debtor’s right to request the lifting of the Guarantee Contracts only applies while the Debtor is in compliance with all obligations in conformity with the Financial Documents.

9.	GROUNDS FOR NON-COMPLIANCE AND EARLY REPAYMENT OF LOANS

The Creditor may terminate this Agreement early, not extend the Loan regardless of the original agreement between the Parties and may demand immediate and early repayment of all or part of the Loan granted in conformity with this Agreement, considering in that case the loan past due, if any of the following events occur at any time during the duration of this Agreement:

(A)
In case of default or simple delay in payment for a period greater than three days on the payment of all or part of the Loan or the interest or any other amount owed by virtue of the Financial Documents;

(B)
If any of the Guarantee Contracts, this Agreement or any other Financial Document were to cease to be in effect or be enforceable and executable against the Debtor, Corpgroup Interhold or Corpgroup Banking and/or the respective obligated parties, or if the existence or preference of the guarantee or privilege created by virtue of the aforementioned documents is challenged or debated, either in or out of court;

(C)
If any of the Guarantee Contracts or the Corpgroup Interhold Guarantee were to become invalid or to cease to be an enforceable and executable instrument against Corpgroup Interhold, the Debtor or Corpgroup Banking, as appropriate;

(D)	If the Debtor or Corpgroup Banking, as appropriate, were to not grant the necessary Guarantee Agreement(s) in favor of the Creditor or to its satisfaction within the terms indicated in Clause 8;

(E)
If the Debtor, Corpgroup Interhold Corpgroup Banking or Corpbanca were to not pay any obligation undertaken with the Creditor or a third party for an amount greater than twenty million Dollars (or its equivalent in another currency) or (b) any event or circumstance were to arise that gives the creditors of the Debtor, Corpgroup Interhold, Corpgroup Banking or Corpbanca the right to declare early repayment of any obligation from the Debtor, Corpgroup Interhold, Corpgroup Banking or Corpbanca for an amount greater than twenty million Dollars (or its equivalent in another currency), (including especially, but not limited to, non-compliance with any obligation to pay any amount of money or non-compliance with restrictions or affirmative or negative obligations contained in the Prospectuses) and in any of the cases referred to in letters (a) and (b) above, if that non-compliance were not resolved within a period of three days;

(F)	If the Debtor, Corpgroup Interhold, Corpgroup Banking or Corpbanca were to fail to comply with any obligation regarding the Prospectuses (including those indicated in Clause 9(E));

(G)	If the Debtor, Corpgroup Interhold or Corpgroup Banking were to fail to comply with any obligation established in this Agreement or any Financial Document;

(H)
If one or more of the declarations and warranties made by the Debtor regarding itself or Corpgroup Interhold or Corpgroup Banking in Clause 6 above were to turn out to be maliciously or negligently false, inaccurate or mistaken;

(I)
(i) If the current controller of the Debtor, Corpgroup Interhold or Corpgroup Banking were to reduce its current ownership interest, direct or indirect, to less than fifty percent of the shares that the Debtor, Corpgroup Interhold or Corpgroup Banking have issued from time to time or if those shares held directly or indirectly did not represent at all times at least fifty percent of the political and economic rights in the Debtor, Corpgroup Interhold and Corpgroup Banking or if a change in control in the Debtor, Corpbanca, Corpgroup Interhold or Corpgroup Banking were to otherwise take place so that any of them became directly or indirectly controlled by an entity other than the controller of the Debtor, Corpgroup Interhold and Corpgroup Banking as of the date of this Agreement; and (ii) if the current controller of Corpbanca were to reduce its current interest, direct or indirect, to less than forty-five percent of the shares that Corpbanca has issued from time to time or if those shares held directly or indirectly did not represent at all times at least forty-five percent of the political and economic rights in the Debtor, Corpgroup Interhold and Corpgroup Banking or if a change in control in Corpbanca were to otherwise take place so that it became directly or indirectly controlled by an entity other than the controller of Corpbanca as of the date of this Agreement;<0}

(J)
If the Debtor, Corpgroup Interhold, Corpgroup Banking or Corpbanca were to cease to pay or suspend payments or acknowledge in writing its inability to pay its debts, or were to transfer or abandon its assets in favor of its creditors; or if any proceeding by or against the Debtor, Corpgroup Interhold, Corpgroup Banking or Corpbanca were to be initiated to declare bankruptcy, insolvency or forced liquidation, as appropriate; or if any proceedings were initiated by or against the Debtor, Corpgroup Interhold, Corpgroup Banking or Corpbanca seeking its dissolution, liquidation, reorganization, tender, adjustment or payment arrangements for it or its assets in accordance with any law on bankruptcy, banking, insolvency or debt reorganization; or requesting the designation of a trustee, administrator or other similar function regarding the Debtor, Corpgroup Interhold, Corpgroup Banking or Corpbanca or an important part of the assets of the Debtor, Corpgroup Interhold, Corpgroup Banking or Corpbanca, or if the Debtor, Corpgroup Interhold, Corpgroup Banking or Corpbanca were to take any measure to allow one of the acts indicated above in this number, provided that, in the case of proceedings against the Debtor, Corpgroup Interhold, Corpgroup Banking or Corpbanca initiated by a third party, it is not rendered null and void within the ten days following its initiation;

(K)
 If the Debtor, Corpgroup Interhold, Corpgroup Banking or Corpbanca were nationalized, intervened by a government or regulatory entity or subjected to management restrictions by a government or regulatory entity or if adoption of one of these measures were announced by a government or regulatory entity;

(L)
If Corpgroup Banking or Corpbanca were to cease to be publicly-listed corporations registered in the SVS or SBIF Securities Registry, as appropriate, or if Corpbanca were to cease to be a banking corporation authorized to operate as such in Chile;

(M)	If Corpbanca’s long-term debt were to cease to be rated with global scale ratings by at least two entities among Standard & Poor’s, Moody’s, Fitch Ratings and DBRS;

(N)	If Corpbanca’s long-term debt were to not maintain at least two global scale ratings equal to or greater than those indicated in the table below:

Agency	Minimum Global Scale Rating of Long-Term Debt
Standard & Poor’s	-BBB
Moody’s	Baa3
Fitch Ratings	-BBB
DBRS	BBB (low)

Once early repayment of the Loan has been demanded in conformity with the above, the Debtor shall be obligated to immediately pay the Loan principal pending repayment and all other amounts due in accordance with this Agreement, including interest accrued as of that date.

10. MISCELLANEOUS

10.1 Taxes and Expenses

The Debtor agrees in this act to pay any stamp tax, current or future, that is either accrued when this Agreement is signed or afterwards, or any other tax or charge that is similar or of another nature that affects any payment made under the Financial Documents, on the issuance, granting, registry or subscription of any instrument that must be granted in conformity with the Financial Documents, on the formalization of any Financial Document or the enforceability or execution of any amount due in conformity with any Financial Document or any right to which the Bank is entitled in conformity with any Financial Document. The above provision, however, shall not be applicable to any stamp tax accrued in the event the Creditor transfers the loan to another Chilean entity, unless that transfer occurred to avoid applying a legal or regulatory obligation imposed on the Creditor in the terms of Clause 5.3(B) above, in which case the Debtor shall continue to be responsible for the payment of that tax.

The Creditor shall be responsible for the tax on companies accrued in Spain by the Creditor for the returns obtained by the Creditor by virtue of this Agreement.

The Debtor agrees in this act to pay any expenses or fees, current or future, that affect any payment made under the Financial Documents, on the issuance, granting, registry or subscription of any instrument that must be granted in conformity with the Financial Documents, on the formalization of any Financial Document or the enforceability or execution of any amount due in conformity with any Financial Document or any right to which the Bank is entitled in conformity with any Financial Document.

The Debtor shall reimburse the Creditor the total amount of any necessary and documented expense or fee or any tax that it had to pay or will pay, including necessary and documented interest, fines and other expenses in which the Creditor has incurred or incurs and that must be satisfied by the Debtor in conformity with the Financial Documents, unless that payment stems from an action or omission for which the Creditor is at fault. Nevertheless, the Creditor shall be responsible for the expenses of its legal advisors for formalizing this Agreement. In particular, and without limiting the above, the Debtor undertakes to pay the Creditor solely at its request, all reasonable costs and expenses (including any expenses or fees of attorneys and paralegals) even when their intervention was not requested, that are incurred by the Creditor regarding the enforceability or preservation of any right under the Financial Documents.

10.2 Authorizations

No waiver of any provision of this Agreement or any Financial Document, nor the consent or authorization for the Debtor, Pledgor or Guarantor to act in contrary to these provisions, shall be valid unless it has been granted in writing by the Creditor and in that case that waiver, consent or authorization shall take effect only in the specific case and for the specific objective for which it has been granted.

10.3 Transfers

The Creditor shall have the right to freely cede and transfer all or part of its rights and obligations under this Agreement and the other Financial Documents to entities from the Creditor’s Group. The Creditor shall also have the right to freely assign and transfer all or part of its rights and obligations under this Agreement and the other Financial Documents to third parties, which may only be denied for just reasons. The Debtor may not cede and transfer all or part of its rights and obligations under this Agreement without prior written consent from the Creditor.

10.4 Modifications

The Parties expressly agree that any modification to the terms of this Agreement shall be valid only to the extent that that modification is agreed upon by mutual consent of all Parties and in writing.

10.5 Preclusion

The fact that the Creditor does not exercise or delays in exercising any of its rights in accordance with this Agreement or the Financial Documents does not represent waiver of them. Likewise, separate or partial exercise of any right shall not impede the exercise of that right or any other right. The actions and rights referred to herein are cumulative and do not exclude any other action or right recognized by law.

10.6 Nullity

The declaration of nullity or ineffectiveness of any provision contained in this Agreement shall result in that provision being considered not written or ineffective but the nullity or ineffectiveness of that provision shall not affect the validity and effectiveness of the remaining provisions of the Agreement.

10.7 Titles of Clauses

The titles given by the Parties to the distinct provisions of this Agreement have been established only for reference and ease of reading, without affecting the meaning or scope that the clause in its entirety may have other than its title.

10.8 Indemnities

The Debtor shall indemnify and hold the Creditor and each of its respective directors, employees, agents and consultants, harmless of any claim, damage, loss, obligation and expense, including reasonable fees and expenses for legal counsel, that arises from or is incurred in relation to the Financial Documents, or with the use of the funds from the Loan, except if the claim, damage, loss, obligation and expense arise from willful misconduct or gross negligence of the persons named above.

11. APPLICABLE LAW

This Agreement is governed by Chilean law.

12. JURISDICTION AND AUTHORITY

For all legal purposes arising from this Agreement, the Parties establish domicile in the city and district of Santiago, Chile and subject themselves to the authority of the Ordinary Courts of Justice. Notwithstanding the above, for the purposes of exercising the actions that the Creditor can exercise against the Debtor, the Guarantor or the Pledgor by virtue of this Agreement and especially in order to request injunctive relief and/or asset seizures, the Parties agree in this act to also extend non-exclusive authority to the courts of any jurisdiction where the Creditor files or requests such measures.

IN WITNESS THEREOF, the Parties sign this Agreement in two counterparts, but for one sole purpose, through their respective, duly authorized representatives in the place and on the date indicated in this document’s header.

BANCO SANTANDER, S.A.                                                                   [DEBTOR]

P.p.                                                                   P.p.

________________________                                                                   ________________________

[●]                                                                   [●]

[●]                                                                   [●]

APPENDIX 1:

PAYOUT REQUEST

[date]

Banco Santander, S.A.
Avda. de Cantabria s/n
Ciudad Financiera Grupo Santander
Boadilla del Monte, Madrid, Spain
At.: Mr./Mrs. [●]

Re Loan Agreement for [Debtor].

Dear Sirs:

We reference the loan agreement signed on [date] (the “Loan Agreement”) between [●], as debtor (the “Debtor”) and Banco Santander S.A. as creditor (the “Creditor”). The terms that are capitalized in this letter shall have the same meaning assigned to those terms in the Loan Agreement, unless expressly defined otherwise in this request.

By means of this letter and in conformity with the provisions of Clause 1.3 of the Loan Agreement, we request that the Creditor pay out the amount indicated below from the Committed Amount to the Debtor by virtue of the Loan Agreement based on the following detail:

1.	Payout Date: [●].
2.	Payout requested from the Creditor: the Creditor shall pay out the amount of US$[●].

The amount indicated above shall be transferred by the Creditor on the Payout Date, with immediately available funds to the current account listed below:

[details of the Debtor’s account at Banco Santander-Chile]

Sincerely,

[Debtor]

By:________________________

Name: [●]

Position: [●]

*     *     *

APPENDIX 2:

GUARANTEE DEED MODEL

See following pages

APPENDIX 3:

PLEDGE DEED MODEL

See following pages

APPENDIX 4:

CORPGROUP BANKING PROSPECTUSES

[Prospectuses to be included in their format in effect as of the date of the share purchase agreement]

*     *     *

APPENDIX 5:

CORPGROUP INTERHOLD PROSPECTUS

[Prospectus to be included in its format in effect as of the date of the share purchase agreement]

*     *     *

APPENDIX 6:

CORPBANCA PROSPECTUSES

[Prospectuses to be included in their format in effect as of the date of the share purchase agreement]

*     *     *

APPENDIX 5.2.(C):

LIST OF INFORMATION

See following pages

1.0           CORPORATE AND CAPITAL STRUCTURE
1.1                      MINORITY SHAREHOLDERS
1.2                      Shareholders
1.3                      Chart Colombia
2.0           CORPORATE INFORMATION
2.1                      Bylaws
3.0           ACCOUNTING INFORMATION
3.1                      Audited Annual Reports
3.1.1                                AGENCY 2010-2009 FINANCIAL STATEMENTS
3.1.2                                SICOL FINANCIAL STATEMENTS
3.1.3                                Santander Investment Trust Colombia S.A. 2010
3.1.4                                Santander Investment Valores Colombia S.A. 2010
3.2                      Management Reports
3.2.1                                Enecol0911
3.2.2                                enecol1210
3.3                      20111111 Consolidation Exercise
3.4                      Affiliates Balance Sheet
3.5                      Initial Balance Sheet Perimetro Colombia I
3.6                      2009 Bank Tax Return
3.7                      2010 Bank Tax Return
3.8                      Escalar Security Copy
3.9                      Reserves
3.10                    IFRS Differences
3.11                    2010 Dividend Distribution
3.12                    Dividends
3.13                    October 2010 Financial Statements
3.14                    Santander Investment Trust Colombia Financial Statements
3.15                    Escalar
3.16                    Affiliates 2009 Tax Return
3.17                    Affiliates 2010 Tax Return
3.18                    2009 Annual Report
3.19                    October 2010 Financial Statements (2)
3.20                    00080 Banco Santander (Panamá) S.A. Financial Statements
3.21                    00557 Santander Investment Colombia S.A. Financial Statements
3.22                    0056? Santander Investment Colombia S.A. Financial Statements
3.23	00566 Santander Investment Valores Colombia S.A. Financial Statements
3.24                    01220 Agencia de Seguros Santander Limitada Financial Statements
3.25                    2010 Annual Report
3.26                    Budget
3.27                    Results – Colombia
3.28                    Email (1) November 23, 2011 (Additional questions)
3.29                    Email (2) November 23, 2011 (Additional questions)
3.30                    Email (3) November 23, 2011 (Additional questions)
3.31                    Lib y Homg Grupo Colombia (2) Balance Sheet
3.32                    Lib y Homg Grupo Colombia Results
3.33                    Email (4) November 23, 2011 (Additional questions)
3.34                    Email (5) November 23, 2011 (Additional questions)
3.35                    Tangible and Intangible Assets

3.36                      1109 Colombia Liabilities
3.37                      Other Assets
4.0           INTERNAL AUDIT
4.1                      Banco Santader Colombia, S.A. Treasury Activity Report
4.2                      May 2010 Banco Santander Colombia S.A. Report
4.3.                     May 2009 Banco Santader Colombia, S.A. Treasury Activity Report
4.4                      Reserves Calculation Report for Banco Santander Colombia S.A.
4.5                      June 2009 Banco Santander Colombia S.A. Report
4.6	April 2010 Financial Management Report for Banco Santander Colombia S.A.
4.7                      April 2010 Banco Santader Colombia, S.A. Treasury Activity Report
4.8                      July 2009 Banco Santander (Panamá) Report
4.9                      September 2011 Banco Santander (Panamá) Report
4.10                    October 2011 Banco Santander (Panamá) Report
4.11	July 2009 Asset Management Report for Santander Investment Trust Colombia S.A.
4.12	July 2010 Asset Management Report for Santander Investment Trust Colombia S.A.
4.13	September 2009 Agencia de Seguros Santander Ltda. Colombia Report
4.14	June 2011 Financial Auditory Report Banco Santander Colombia S.A.
4.15	April 2011 Financial Management Report for Banco Santander Colombia S.A.
4.16	10. April 2011 Basel Market Risk
4.17	11. Santander Investment Valores Colombia S.A. (August 2011)
4.18	12. June 2011 Expenditure Management
4.19                    13. Bastanteos May 2011
4.20                    14. September 2011 Ethical Conduct – Stock Exchange
4.21                    15. September 2011 Empowering
4.22                    16. March 2011 Minutes of the Regulatory Bodies
4.23                    18. Global Tecnológica August 2011
4.24                    19. Unversia April 2011
4.25                      2. September 2011 Wholesale Banking
4.26                      3. September 2011 Portfolio Companies
4.27                      4. July 2011 Pymes (small and medium enterprises)
4.28                      5. Nobember 2011 Standardized
4.29                      7. June 2011 Restructurings
4.30                      Commercial Network
4.30.1                                           Bolegrande Branch July 2011
4.30.2                                           Bogotá Main Branch May 2011
4.30.3                                           Bulevar Niza Branch March 2011
4.30.4                                           Cedritos Branch March 2011
4.30.5                                           Chico Branch March 2011
4.30.6                                           Colina Campestre Branch June 2011
4.30.7                                           Corporate Office Branch June 2011
4.30.8                                           Fontibón Branch Junio 2011
4.30.9                                           Ibagué Main Branch March 2011
4.30.10                                        Paseo Bolívar July 2011

4.30.11                                Plaza de la Aduana Branch July 2011
4.30.12                                Preferente Branch June 2011
4.30.13                                Tunja Main Branch March 2011
4.30.14                                Toberin Branch June 2011
4.30.15                                Unicentro Bogotá Branch March 2011
4.30.16                                Univ. Pedagógica y Tecnológica Branch March 2011
4.31                      (00080-09, 11) DAI Report about Banco Santander Faraima
5.0           BUSINESS AND OPERATIONS
5.1                      Loan Portfolio
5.1.1                                     First List of Credit Agreements
5.1.1.1                                                         Atacado de Colombia S.A.S.
5.1.1.1.1                                                      Performance Bond (Atacado) 20033612
5.1.1.1.2                                                      Request Letter. Atacado
5.1.1.1.3                                                      Application. Atacado
5.1.1.1.4                                                      Performance Bond Atacado
5.1.1.2                                   Codensa, S.A., E.S.F.
5.1.1.2.1	Promissory note and letter of instructions (000037240-1)
5.1.1.2.2	Promissory note and letter of instructions (000037248-2)
5.1.1.3                                                      Colombia Telecomunicaciones S.A., E.S.P.
5.1.1.3.1	Promissory note and letter of instructions (0001225661)
5.1.1.4                                                      Compañía Americana de Multiservicios Ltda.
5.1.1.4.1	Promissory note and letter of instructions (000037248-2)
5.1.1.4.2	Application
5.1.1.5                                                      Emgesa, S.A., E.S.P.
5.1.1.5.1	Promissory note and letter of instructions (8600630752)
5.1.1.5.2	Guarantee
5.1.1.6                                                      Empresa Colombiana de Petróleos, S.A., ECO
5.1.1.6.1	Promissory note and letter of instructions (899999068-1)
5.1.1.6.2	Promissory Note (8999999068-2)
5.1.1.7                                                      Grandes Superficies de Colombia S.A.
5.1.1.7.1	Promissory note and letter of instructions (11)
5.1.1.7.2	Promissory note and letter of instructions (12)
5.1.1.7.3	Promissory note and letter of instructions (14)
5.1.1.7.4	Promissory note and letter of instructions (15)
5.1.1.7.5	Guarantee (SBLC56982662)
5.1.1.7.6	Guarantee (Superficies)
5.1.1.8                                                      Icollantas, S.A.
5.1.1.8.1	Promissory note and letter of instructions (8600021271)
5.1.1.8.2	Application. ICOLLANTAS 19-08-11
5.1.1.9                                                      Nokia Siemens Networks Colombia Ltda.

5.1.1.9.1                      Promissory note and letter of instructions (9001344301)
5.1.1.9.2	Application. NOKIA 05-09-11 $16.500MM
5.1.1.9.3	Application. NOKIA 05-09-11 $6.900MM
5.1.1.9.4	Management requrst. NOKIA $9.500MM
5.1.1.9.5	Guarantee. Siemens Los 2011&2012
5.1.1.9.6	Guarantee. Siemens Los 2011&2012 (2)
5.1.1.10                                           Oleoducto Central S.A.
5.1.1.10.1                                                      Promissory note (8002511631)
5.1.1.10.2                                                      Promissory note (8002511632)
5.1.1.10.3                                                      Promissory note (8002511633)
5.1.1.10.4                                                      Promissory note (8002511634)
5.1.1.10.5	Application. OCENSA 19-03-11 $13.662MM
5.1.1.10.6	Application. OCENSA 19-03-11 $7.558MM
5.1.1.10.7	Application. OCENSA 19-03-11 $8.197MM
5.1.1.11                                           Osram de Colombia Iluminaciones, S.A.
5.1.1.11.1	Promissory note and letter of instructions (90068192)
5.1.1.11.2	Application. OSRAM 21-10-11 $1.000MM
5.1.1.11.3	Application. OSRAM 21-10-11 $2.008.032.000,00
5.1.1.11.4	Application. OSRAM 21-10-11 $2.560MM
5.1.1.12                                           Refinería de Cartagena S.A.
5.1.1.12.1	Promissory note and letter of instructions (9001125151)
5.1.1.12.2	Promissory note and letter of instructions (9001125152)
5.1.1.13                                           Siemens Healthcare Diagnostics S.A.
5.1.1.13.1	Promissory note and letter of instructions (900119439)
5.1.1.13.2	Application. SIEMENS 31-10-11 $11.200MM
5.1.1.14                                           Siemens Manufacturing S.A.
5.1.1.14.1	Promissory note and letter of instructions (900200317)
5.1.1.14.2	SIEMENS Letter $7.000MM
5.1.1.14.3	SIEMENS Application 15-09-11 $7.311.127.000,00
5.1.1.14.4	SIEMENS MANU Application 26-09-11 $7.000MM NO SIGNATURE
5.1.1.15                                           Telefónica Móviles España S.A. E.S.P.
5.1.1.15.1	Promissory note and letter of instructions (8300773301)
5.1.1.16                                           List of Credit Agreements
5.1.2                                Second List of Credit Agreements
5.1.2.1                                                      Danone Alquería
5.1.2.1.1	Application. DANONE ALQUERIA 03-06-11 $2.000MM

5.1.2.1.2	Application. DANONE ALQUERIA 16-06-11 $200MM
5.1.2.1.3	Application. DANONE ALQUERIA 02-09-11 $9.000MM
5.1.2.1.4	Letter. DANONE ALQUERIA 10-11-11 $200MM and $300MM
5.1.2.1.5	Application. DANONE ALQUERIA 11-10-11 $830MM
5.1.2.1.6	Application. DANONE ALQUERIA 12-05-11 $830MM
5.1.2.1.7	Application. DANONE ALQUERIA 16-09-11 $2.000MM
5.1.2.1.8	Application. DANONE ALQUERIA 20-08-11 $152.250.000
5.1.2.1.9	Application. DANONE ALQUERIA 20-09-11 $39MM
5.1.2.1.10	Application. DANONE ALQUERIA 21-02-11 $650MM
5.1.2.1.11	Letter. DANONE ALQUERIA 26-06-11 $395.083.000,00
5.1.2.1.12	Application. DANONE ALQUERIA 29-09-11 $150MM
5.1.2.1.13	Application. DANONE ALQUERIA 31-03-11 $1.200MM
5.1.2.1.14	Application. DANONE BABY 21-08-11 $130MM
5.1.2.1.15	Promissory Note. DANONE FINAGRO $1000MM
5.1.2.1.16	Promissory Note. DANONE FINAGRO $2000MM
5.1.2.1.17	Promissory Note. DANONE FINAGRO PJ
5.1.2.1.18	Promissory note and letter of instructions. DANONE
5.1.2.2                                                      Danone Baby
5.1.2.2.1                                                      Application. DANONE BABY 07-09-11 $100MM
5.1.2.2.2                                                      Application. DANONE BABY 10-10-11 $400MM
5.1.2.2.3                                                      Application. DANONE BABY 10-10-11 $80MM
5.1.2.2.4                                                      Application. DANONE BABY 13-10-11 $255MM
5.1.2.2.5                                                      Application. DANONE BABY 14-09-11 $100MM
5.1.2.2.6                                                      Application. DANONE BABY 24-10-11 $50MM
5.1.2.2.7                                                      Application. DANONE BABY 25-08-11 $150MM
5.1.2.2.8	Promissory note and letter of instructions. DANONE BABY
5.1.2.3                                                      Grupo Gerdau
5.1.2.3.1	Promissory note and letter of instructions. Dinco August 2008
5.1.2.3.2	Promissory note and letter of instructions. Dinco October 2011
5.1.2.4                                                      Nutricia
5.1.2.4.1                                                      Application. NUTRICIA 23-09-11 $600MM
5.1.2.4.2                                                      Application. NUTRICIA 07-07-11 $55MM

5.1.2.4.3                                                      Application. NUTRICIA 12-10-11 $170MM
5.1.2.4.4                                                      Application. NUTRICIA 26-08-11 $100MM
5.1.2.4.5                                                      Application. NUTRICIA 30-09-11 $100MM
5.1.2.4.6	Promissory note wand letter of instructions. NUTRICIA
5.1.2.5                                                      Samsung
5.1.2.5.1                                                      Application. SAMSUNG 12-10-11 $18.700MM
5.1.2.5.2                                                      Application. SAMSUNG 12-10-11 $21.000MM
5.1.2.5.3                                                      Application. SAMSUNG 12-10-11 $3.000MM
5.1.2.5.4                                                      Application. SAMSUNG 12-10-11 $5.100MM
5.1.2.5.5                                                      Application. SAMSUNG 28-10-11 $5.500MM
5.1.2.5.6	Legal opinion. SAMSUNG CREDIT FACILITY US$15MM
5.1.2.5.7	Legal opinion. SAMSUNG CREDIT FACILITY USD$35MM
5.1.2.5.8	Guarantee. SAMSUNG USD$20MM
5.1.2.5.9	Guarantee. SAMSUNG USD$35MM
5.1.2.5.10	Promissory note and letter of instructions. Samsung
5.1.2.6                                                      Second List of Credit Agreements
5.2                      Real Estate
5.2.1                                Email (1) November 18, 2011
5.2.2                                Correval Model
5.2.3                                Lease
5.2.4                                Real Estate Purchase Agreement
5.2.5                                Amendment to offer
5.2.6                                Email (2) November 18, 2011
5.2.7                                Email (3) November 18, 2011
5.2.8                                Tangible and intangible assets
5.2.9                                Real Estate Purchase Agreement (2)
5.2.10                                           Description of the bank’s real estate
5.3                      IT
5.3.1                                Zip file containing IT agreements that were delivered initially
5.3.2                                NW Services (Aquanima) Service Order No. 25/9 BYC-1697
5.3.3                                Produban España. IT Services Agreement
5.3.3.1                                                      Produban España. General Services Agreement. Part 1
5.3.3.2                                                      Produban España. General Services Agreement. Part 2
5.3.3.3                                                      Produban España. General Services Agreement. Part 3
5.3.4                                Isban España. Contract No. 802009 (Annexes 5.3.19 to 5.3.31)
5.3.4.1	Isban España. Master Agreement 802009 and its annexes (Part 2)
5.3.4.2	Isban España. Master Agreement 802009 and its annexes (Part 1)
5.3.5                                Isban Brasil S. Colombia – Master Agreement
5.3.6	Isban Chile. Offer letter dated July 31, 2001 (related to document 5.3.46)
5.3.7	Isban México. Master Services Agreement (see document update under 5.3.65)

5.3.8	Isban México. Corrective Maintenance Services Agreement (see document update under 5.3.65)
5.3.9	Isban México. Service Plan and Maintenance Master Service Agreement (see document update under 5.3.10)
5.3.10	Isban México. Service Plan and Maintenance Master Service Agreement
5.3.10.1	Service and Maintenance Agreement related to document 5.3.9
5.3.10.2	Isban México. Service and Maintenance Agreement (part 1)
5.3.10.3	Isban México. Service and Maintenance Agreement (part 2)
5.3.11                                  Produban España. Service Order No. 3320 BSC – 2260
5.3.11.1	Produban España. Service Order No. 3320 BSC – 2260. Part 1
5.3.11.2	Produban España. Service Order No. 3320 BSC – 2260. Part 2
5.3.11.3	Produban España. Service Order No. 3320 BSC – 2260. Part 3
5.3.11.4	Produban España. Service Order No. 3320 BSC – 2260. Part 4
5.3.11.5	Produban España. Service Order No. 3320 BSC – 2260. Part 5
5.3.11.6	Produban España. Service Order No. 3320 BSC – 2260. Part 6
5.3.11.7	Produban España. Service Order No. 3320 BSC – 2260. Part 7
5.3.11.8	Produban España. Service Order No. 3320 BSC – 2260. Part 8
5.3.12                                           Produban México. Service Order No. 3344 BSC – 1577
5.3.12.1	Produban México. Service Order No. 3344 BSC – 1577 Part 1
5.3.12.2	Produban México. Service Order No. 3344 BSC – 1577 Part 2
5.3.13                                           Produban México. Service Order No. 3345 BSC – 1576
5.3.13.1	Produban México. Service Order No. 3345 BSC – 1576 Part 1
5.3.13.2	Produban México. Service Order No. 3345 BSC – 1576 Part 2
5.3.14	Produban México. Master Agreement on Systems Planning (Projects) (related documents: 5.3.32-38 and 5.3.52)
5.3.15	Produban México. Purchase Order No. 3346 BSC – 1575 (related document: 5.3.50)
5.3.16	Isban Chile. Purchase Order No. 3569 BSC – 2444
5.3.16.1	Isban Chile. Purchase Order No. 3569 BSC – 2444 Part 1
5.3.16.2	Isban Chile. Purchase Order No. 3569 BSC – 2444 Part 2
5.3.16.3	Purchase Order No. 3569 NSC 2444

5.3.17	Isban Chile. Purchase Order No. 2716 BSC – 2570
5.3.18                                  Isban España. Software License Agreement (Altair)
5.3.19	Isban España. Contract No. 802009, Annex IX (related document: 5.3.4)
5.3.20	Isban España. Contract No. 802009, Amendment to Annex X (related document: 5.3.4)
5.3.21	Isban España. Contract No. 802009, Amendment to Annex XVIII (related document: 5.3.4)
5.3.22	Isban España. Contract No. 802009, Annex X (related document: 5.3.4)
5.3.23	Isban España. Contract No. 802009, Annex XI (related document: 5.3.4)
5.3.24	Isban España. Contract No. 802009, Annex XII (related document: 5.3.4)
5.3.25	Isban España. Contract No. 802009, Annex XIII (related document: 5.3.4)
5.3.26	Isban España. Contract No. 802009, Annex XIV (related document: 5.3.4)
5.3.27	Isban España. Contract No. 802009, Annex XIX (related document: 5.3.4)
5.3.28	Isban España. Contract No. 802009, Annex XV (related document: 5.3.4)
5.3.29	Isban España. Contract No. 802009, Annex XVI (related document: 5.3.4)
5.3.30	Isban España. Contract No. 802009, Annex XVII (related document: 5.3.4)
5.3.31	Isban España. Contract No. 802009, Annex XVIII (related document: 5.3.4)
5.3.32	Produban México. Master Agreement on Systems Planning (Projects) Part I (related documents: 5.3.14, 5.3.33-38 and 5.3.52)
5.3.33	Produban México. Master Agreement on Systems Planning (Projects) Part II (related documents: 5.3.14, 5.3.33-38 and 5.3.52)
5.3.34	Produban México. Master Agreement on Systems Planning (Projects) OC 3 Datamart Processing (related documents: 5.3.14, 5.3.32, 5.3.33 and 5.3.52)
5.3.35	Produban México. Master Agreement on Systems Planning (Projects) OC 4 BLANCA II Processing (related documents: 5.3.14, 5.3.32, 5.3.33 and 5.3.52)
5.3.36	Produban México. Master Agreement on Systems Planning (Projects) OC 6 Progress Assessment (related documents: 5.3.14, 5.3.32, 5.3.33 and 5.3.52)
5.3.37	Produban México. Master Agreement on Systems Planning (Projects) OC 7 Terminal Financiero (related documents: 5.3.14, 5.3.32, 5.3.33 and 5.3.52)

5.3.38	Produban México. Master Agreement on Systems Planning (Projects) OC 8 Cajas Atalla de Pruebas (related documents: 5.3.14, 5.3.32, 5.3.33 and 5.3.52)
5.3.39	Produban México. Document about notification process and data storage in Colombia (related documents: 5.3.42 and 5.3.47)
5.3.40	Produban México. Purchase Order No. 3348 BSC – 2277 (Swift 2011). Part I (related documents: 5.3.41 and 5.3.54)
5.3.41	Produban México. Purchase Order No. 3348 BSC – 2277 (Swift 2011). Part II (related documents: 5.3.40 and 5.3.54)
5.3.42	Produban México. Commercial Offer. Service of process and information management (related documents: 5.3.39 and 5.3.47)
5.3.43	Produban México. Purchase Order No. 10343 (Parcel Service)
5.3.44	Produban México. Purchase Order No. 10605 (Swift)
5.3.45	Isban Chile. Purchase Order 3570 BSC – 2445
5.3.46	Isban Chile. Purchase Order 3857 BSC – 2681
5.3.46.1	Isban Offer 3857 BSC – 2681
5.3.47	Produban. Service Order No. 2909 BSC – 1950
5.3.47.1	Produban. Service Order No. 2909 BSC – 1950 Part 3
5.3.47.2	Produban. Service Order No. 2909 BSC – 1950 Part 1
5.3.47.3	Produban. Service Order No. 2909 BSC – 1950 Part 2
5.3.48	Isban Chile. Offer No. 3582 BSC – 2456 dated July 31, 2001 (related document: 5.3.6)
5.3.49	Produban España. IT Services Agreement. Commercial Offer No. 2261 BSC – 1431 (related document: 5.3.3)
5.3.50	Produban México. Service Master Agreement (Data Processing and Storage) Of. (related document: 5.3.15)
5.3.51	Isban Chile. Purchase Order TRUST 028
5.3.51.1	Isban Chile. Purchase Order Trust 028
5.3.52	Produban México. Master Agreement. Systems Plan (Projects) (related documents: 5.3.14 and 5.3.32-39)
5.3.53	Produban. Purchase Order No. 2575 BSC – 1683 (Progress Assessment)
5.3.54	Produban México. Purchase Order No. 3348 BSC – 2277 (Swift 2011) (related documents: 5.3.40 and 5.3.41)
5.3.55	Produban. Purchase Order No. 3347 BSC – 2276 (Banktrade)
5.3.56	Email (1) November 18, 2011
5.3.57	Email (2) November 18, 2011
5.3.58	List of technology providers (non-affiliates)
5.3.59	Relations with respect to operations and technology
5.3.60	Email (3) November 18, 2011
5.3.61	Email (1) November 23, 2011 (additional questions)
5.3.62	Relations with respect to operations and technology (update)
5.3.63	Email dated November 14, 2011 (systems map)
5.3.64	Relations with respect to operations and technology (updated version)
5.3.65	Isban México. Master Service Agreement (related document: 5.3.7)

5.3.66	Isban México. Corrective Maintenance Services Agreement (see document update under 5.3.6)
5.3.67	Relations with respect to operations and technology (updated version) (2)
5.3.68	Isban Chile. Pampa Commercial Offer No. 3937 BSC – 2745
5.3.69	Isban México. Corrective Maintenance Services Agreement
5.3.70	Isban Chile. Altair Platform Master Agreement 3582 BSC – 2456
5.3.71	Produban México. Master Agreement 2909 BSC – 1950
5.3.72	Produban México. Commercial Offer 3349 BSC – 2278
5.3.73	Relations with respect to operations and technology (updated as of 05_12_2011)
5.4                        110731 Cosechas COI Individuals
5.5                        110831 Restructurings
5.6                        Global Corporativa Model Clients
5.7                        CM 10-2011
5.8	Detailed description of the reserves in Spain due to credit grading and default rates
5.9	Reserves kept in Spain due to credit grading and default rates
5.10	Quotes
5.11	Overseas data about Colombia
5.12	Authority – Risks
5.13	BS Colombia Expenditure
5.14	SARL Manual BancoV2
5.15	List of ISDA Master Agreements (termination clauses)
5.16	Prospectus B. Santander Colombia 2005
5.17	Prospectus B. Santander Colombia 2009
5.18	Prospectus B. Santander Colombia 2010
5.19	Corporate Framework – Market Risk Management
5.20	Model for liquidity management and monitoring
5.21	Colombia Offices V2 distribution
5.22	Products
5.23	Products (2)
5.24	Email (1) November 18, 2011
5.25	Email (2) November 18, 2011
5.26	Email (3) November 18, 2011
5.27	Framework Agreement
5.28	Master Agreement
5.29	Santander ISDA Model Agreement Final
5.30	USD Portfolio version 2009-2011
5.31	2012 Budget
5.32	Risk Classification
5.33	Cards
5.34	Email dated December 2, 2011
5.35	Repos Colombia (2)
6.0           INTERGROUP RELATIONS
6.1                      Report
6.2	Email 22Nov2011 Funds information re subsidiaries. Intergroup revenues and expenditures

6.3	Email 22Nov2011 Funds information re subsidiaries. Intergroup revenues and expenditures (2)
6.4	Perimeter positions – Santander Group
7.0           EMPLOYEES AND EXPATRIATES
7.1                      Executive Board (MW)
7.2                      Management Team
7.3                      Expatriates
7.4                      Incentive Plan Dec10
8.0           LITIGATION AND PROCEEDINGS BEFORE THE SUPERINTENDENCY
8.1	20090118 From Sup. Financiera Colombia to BS (expires on 23_02_2009)
8.2	20090217 From Sup. Financiera Colombia to BS
8.3	20090224 From Sup. Financiera Colombia to BS
8.4	20090311 From Sup. Financiera Colombia to BS
8.5	20090911 From Sup. Financiera Colombia to BS
8.6	20091209 From BS to Sup. Financiera Colombia
8.7	20091224 From Sup. Financiera Colombia to BS
8.8	20100108 From BS to Sup. Financiera Colombia
8.9	20100416 From BS to Sup. Financiera Colombia
8.10	20100428 From Sup. Financiera Colombia to BS
8.11	20100730 From BS to Sup. Financiera Colombia
8.12	20100927 From Sup. Financiera Colombia to BS
8.13	20100106 From BS to Sup. Financiera Colombia
8.14	Email 22Nov2011 Funds information re subsidiaries. Intergroup revenues and expenditures
8.15	20101012 From BS to Sup. Financiera Colombia (expires on 23_02_2009)
8.16	20101026 From Sup. Financiera Colombia to BS
8.17	20101112 From BS to Sup. Financiera Colombia
8.18	Tax Litigation
8.19	Most relevant civil and commercial litigation proceedings Col Panamá
8.20                      Most relevant labor litigation proceedings Colombia
8.21                      Email dated November 22, 2011 (litigation)
9.0           SOX INTERNAL CONTROLS
9.1                      S.O_IEI_CG_Vfebrero2011 – Santander Colombia
9.2                      S.O_IEI_Negocio_Vfebrero2011 – Santander Colombia
9.3                      SOX Certification Colombia 31122009

APPENDIX 7.3.1:

TECHNOLOGY CONTRACTS

No.	Parties	Contract Name	Date of Drafting of the Bid/ Signing of the Contract	Reference CD
1.	ISBAN MEXICO, S.A. DE C.V. - SANTANDER COLOMBIA S.A.	Framework Agreement for the Provision of Services	September 2, 2010	5.3.7 and 5.3.65
2.	ISBAN MEXICO, S.A. DE C.V. - SANTANDER COLOMBIA S.A.	Framework Agreement for the Provision of Services, Systems Plan (Projects) and Maintenance (BAU)	September 2, 2010	5.3.9 and 5.3.10
3.	ISBAN MEXICO, S.A. DE C.V. - SANTANDER COLOMBIA S.A.	Framework Agreement for the Provision of Services for Corrective Maintenance	September 2, 2010	5.3.8 and 5.3.66
4.	ISBAN MEXICO, S.A. DE C.V. - SANTANDER COLOMBIA S.A.	Framework Agreement for the Provision of Services for Corrective Maintenance	September 2, 2010	5.3.69
5.	ISBAN BRASIL S.A. - SANTANDER COLOMBIA S.A.	Framework Agreement No. ISBAN BRASIL-20110014 for Service Provision (Commercial Bid Sales Services), Systems Plan (Projects) and Maintenance (BAU) and Corrective Maintenance	August 25, 2011	5.3.5
6.	ISBAN CHILE S.A. - SANTANDER COLOMBIA S.A.	Framework Agreement for Platform Maintenance	July 31, 2001	5.3.6 and 5.3.48
7.	ISBAN CHILE S.A. - SANTANDER COLOMBIA S.A.	Commercial Bid for the Sale of Services (CDD Colombia Services) (Purchase Order for Services No. 3570 BSC -2445)	January 11, 2011	5.3.45
8.	ISBAN CHILE S.A. - SANTANDER COLOMBIA S.A.	Commercial Bid for the Sale of Services (Variable CDD Colombia) (Purchase Order for Services No. 3569 BSC -2444)	January 11, 2011	5.3.16
9.	ISBAN CHILE S.A. - SANTANDER COLOMBIA S.A.	Commercial Bid for the Sale of Services (CSA Datamart, Payment Methods, Signatures and Authorizations, and Colombia Products Package) (Purchase Order for Services No. 3857 BSC -2681)	September 9, 2011	5.3.46

No.	Parties	Contract Name	Date of Drafting of the Bid/Signing of the Contract	Reference CD
10.	ISBAN CHILE S.A. - SANTANDER COLOMBIA S.A.	Commercial Bid for the Sale of Services (MIS Colombia) (Purchase Order for Services No. 3716 BSC -2570)	June 20, 2011	5.3.17
11.	ISBAN CHILE S.A. - SANTANDER INVESTMENT TRUST COLOMBIA S.A.	Commercial Bid for the Sale of Services (Release Swift 2011 Carmen Colombia) (Purchase Order for Services No. 028 TRU -028)	August 8, 2011	5.3.51
12.	ISBAN CHILE S.A. - SANTANDER COLOMBIA S.A.	Isban Chile. Framework Agreement Altair 3582 BSC-2456 Platform	July 31, 2001	5.3.70
13.	ISBAN CHILE S.A. - SANTANDER COLOMBIA S.A.	Commercial Bid Pampa 3937 BSC-2749	September 9, 2011	5.3.68
14.	INGENIERÍA DE SOFTWARE BANCARIO, S.L. (ISBAN ESPAÑA) - SANTANDER COLOMBIA S.A.	Framework Contract No. 802009 for the Provision of Services	May 26, 2009	5.3.4, from 5.3.19 through 5.3.31
15.	INGENIERÍA DE SOFTWARE BANCARIO, S.L. (ISBAN ESPAÑA) - SANTANDER COLOMBIA S.A.	Santander Corporate Group Software Licensing Agreement: Isban-Latam / Altair Platform	April 8, 2011	5.3.18
16.	PRODUBAN SERVICIOS INFORMÁTICOS GENERALES, S.L. (MEXICO) - SANTANDER COLOMBIA S.A.	Commercial Bid No. 3348 – 2277	January 24, 2011	5.3.40, 5.3.41 and 5.3.54
17.	PRODUBAN SERVICIOS INFORMÁTICOS GENERALES, S.L. (MEXICO) - SANTANDER COLOMBIA S.A.	Commercial Bid 2909 BSC- 1950	May 31, 2010	5.3.39, 5.3.42 and 5.3.47
18.	PRODUBAN SERVICIOS INFORMÁTICOS GENERALES, S.L. (MEXICO) - SANTANDER COLOMBIA S.A.	Commercial Bid 3346 BSC-1575	January 24, 2011	5.3.15 and 5.3.50
19.	PRODUBAN MEXICO - SANTANDER COLOMBIA S.A.	Commercial Bid 3345 BSC 1576	January 24, 2011	5.3.13

No.	Parties	Contract Name	Date of Drafting of the Bid/Signing of the Contract	Reference CD
20.	PRODUBAN SERVICIOS INFORMÁTICOS GENERALES, S.L. (MEXICO) - SANTANDER COLOMBIA S.A.	Commercial Bid 3344 BSC- 1577	January 24, 2011	5.3.12
21.	PRODUBAN SERVICIOS INFORMÁTICOS GENERALES, S.L. (MEXICO) - SANTANDER COLOMBIA S.A.	Commercial Bid 3347 BSC- 2276	January 24, 2011	5.3.55
22.	PRODUBAN SERVICIOS INFORMÁTICOS GENERALES, S.L. (ESPAÑA) - SANTANDER COLOMBIA S.A.	Framework Agreement for the Provision of Services, Systems Plan (Projects)	April 1, 2011	5.3.14, from 5.3.32 through 5.3.38 and 5.3.52
23.	PRODUBAN SERVICIOS INFORMÁTICOS GENERALES, S.L. (ESPAÑA) - SANTANDER COLOMBIA S.A.	Rental Contract for Computer Services (Commercial Bid 2281 BSC 1431)	May 25, 2007	5.3.3 and 5.3.49
24.	PRODUBAN SERVICIOS INFORMÁTICOS GENERALES, S.L. (ESPAÑA)- SANTANDER COLOMBIA S.A.	Rental Contract for Computer Services (Corporate Telepresence) (Commercial Bid 3320 BSC 2260)	February 21, 2011	5.3.11
25.	PRODUBAN SERVICIOS INFORMÁTICOS GENERALES, S.L. (MEXICO) - SANTANDER COLOMBIA S.A.	Commercial Bid 2575 BSC-1683	July 27, 2009	5.3.53
26.	PRODUBAN SERVICIOS INFORMÁTICOS GENERALES, S.L. (MEXICO) - SANTANDER COLOMBIA S.A.	Swift and Pampa Purchase Orders		5.3.43 and 5.3.44
27.	PRODUBAN SERVICIOS INFORMÁTICOS GENERALES, S.L. (MEXICO) - SANTANDER COLOMBIA S.A.	Framework Agreement 2909 BSC-1950	May 31, 2010	5.3.71
28.	PRODUBAN SERVICIOS INFORMÁTICOS GENERALES, S.L. (MEXICO) - SANTANDER COLOMBIA S.A.	Commercial Bid 3349 BSC-2278	January 24, 2011	5.3.72
29.	AQUÁNIMA - SANTANDER COLOMBIA S.A.	Commercial Bid 2579 BSC 1687	November 10, 2009	5.3.2

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APPENDIX 7.3.2:

RATES FOR SWIFT SERVICES

Swift Processing Services—Set Monthly Cost:	US$12,470
Cost per message:	International table by volume (Band 4)

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